Exhibit 99.1

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Private & Confidential

30 January 2012

THIS AGREEMENT is made on 30 January 2012

BETWEEN:

(1)

VITA POLYMERES FRANCE SAS a company incorporated under the laws of France with identification number 330 266 156 R.C.S. Compiègne whose registered office is at rue Saint Eloi, BP 10327, 60802 Crépy-en-Valois (the Seller); and

(2)

ICO EUROPE B.V. a company incorporated under the laws of the Netherlands with tax code and Companies Register KvK Rotterdam 24272445 whose registered office is at Mijlweg 7, 3295 KG ’s-Gravendeel, the Netherlands (the Purchaser).

WHEREAS

(A) The Company is a company incorporated in France. All the issued share capital of the Company, comprising 2,010 shares with a par value of EUR 1,525 each (the Shares) is owned by the Seller.

(B) The Seller is willing to sell the Shares to the Purchaser, and the Purchaser is willing to purchase the same from the Seller.

(C) The Seller and the Company have made available to the Purchaser information in the Data Room, concerning in particular the Company, its business and operations. The Purchaser had full access to and was encouraged to review such information for the purposes of its due diligence review, attended and was encouraged to participate in management presentations and interviews with the Company and with the Seller and its advisers, submitted questions during such due diligence process and was, where possible, duly and properly provided with answers to such questions.

(D) Prior to the date of this Agreement, the Company’s works council delivered an opinion on 23 January 2012 on the acquisition of the Shares by the Purchaser.

(E) The Seller and the Purchaser have agreed the sale and purchase of the Shares on the terms of this Agreement.

IT IS AGREED as follows:

1. INTERPRETATION

1.1 Words and expressions used in this Agreement shall have the meanings set out in Schedule 7 unless the context requires otherwise

1.2 The Schedules comprise schedules to this Agreement and form part of this Agreement.

2. SALE AND PURCHASE OF THE SHARES

2.1 Subject to and in accordance with this Agreement, the Seller shall sell and the Purchaser shall purchase the entire ownership to the Shares with effect from Closing, free from all Third Party Rights and together with all rights attaching to them at Closing including the right to receive all distributions and dividends declared, paid or made in respect of the Shares after Closing.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Private & Confidential

30 January 2012

2.1 The Seller represents and warrants that it has full power and the right to transfer the title in the Shares to the Purchaser.

2.2 The Seller irrevocably waives and shall procure the waiver of all rights of pre-emption over or other rights to restrict the transfer of the Shares, conferred either by the by laws (statuts) of the Company, any contractual arrangement or undertaking or in any other way, and warrants that the sale of the Shares to the Purchaser is not subject to any prior approval (“agrément”) from the Company or its shareholders;

2.3 The parties acknowledge that the transfers of the Shares shall be completed on the basis of the Closing Arrangements set out or referred to in 0.

3. PRICE

3.1 The price for the Shares (the Final Price) shall be the amount in Euros which is the sum of the Debt Free/Cash Free Price:

(a)	minus the aggregate of the Debt, the GE Debt and the Inter-Company Non-Trading Payables;

(b)	plus the aggregate of the Cash and the Inter-Company Non-Trading Receivables;

(c)	plus or minus the amount of the Price Adjustments.

3.2 At Closing, the Purchaser shall pay to:

(a)	the Seller the amount in Euros (the Initial Price) which is the sum of the Debt Free/Cash Free Price:

(i)	minus the aggregate of the Estimated Debt and the Estimated Inter-Company Non-Trading Payables;

(ii)	plus the aggregate of the Estimated Cash, the Estimated Inter-Company Non-Trading Receivables; and

(iii)	minus the GE Debt.

set out in Exhibit A Part II.

For the purpose of calculating the Initial Price and the Final Price, if any Estimated Debt, Estimated Cash, Estimated Inter-Company Non-Trading Payables, Estimated Inter-Company Non-Trading Debt, Debt, Cash, Inter-Company Non-Trading Payables or the Inter-Company Non-Trading Receivables is/are expressed in a currency other than Euros, it shall be converted into Euros at the Exchange Rate as at the date which is two clear Business Days before the Closing Date. The Purchaser shall make such payment to the Seller in accordance with clause 12.1; and

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Private & Confidential

30 January 2012

(b)

GE Factofrance, the debt owed by the Company under the GE Facility as at January 30, 2012 (the GE Debt). Prior to Closing and at the latest on January 30, 2012 , the Seller shall provide the Purchaser with the amount of the GE Debt and the details of the bank account into which the GE Debt shall be paid.

3.3 The Final Price shall be calculated after Closing on the basis set out in Schedule 6. Any payments required to be made under the Financial Adjustments or the Price Adjustments shall be treated as adjusting the Initial Price, thus resulting after such adjustment in the Final Price. The Final Price shall (subject to any further adjustment, if applicable, pursuant to clause 3.5) be adopted for all Tax reporting purposes.

3.4 The Seller shall reimburse to the Purchaser or the Purchaser shall pay to the Seller an amount equivalent to the Price Adjustments, if any, within thirty (30) days following the final determination of the amount of the Price Adjustments in accordance with the provisions of Schedule 6 to this Agreement.

3.5 Any payment made in satisfaction of a liability arising under a Seller Obligation or a Purchaser Obligation shall be deemed to adjust the Final Price.

4. CLOSING

4.1 Closing shall take place on 31 January 2011 at 2.00 pm at the offices of Freshfields Bruckhaus Deringer at 2 rue Paul Cézanne, 75008, Paris (the Closing Date).

4.2 At Closing each of the Seller and the Purchaser shall deliver or perform (or procure that there is delivered or performed) all those documents, items and actions respectively listed in relation to that party or the members of the Seller Group or the Purchaser Group (as the case may be) in 0.

4.3 Closing shall be deemed to have taken place on satisfaction of each of the Seller’s and the Purchaser’s respective obligations set out in 0.

4.4 If any party fails to procure delivery to a party or performance in favour of a party (in each case, an affected party) of any of the obligations set out in Schedule 1 which it is obliged to deliver or perform in accordance with 0, unless the affected party agrees to waive the requirement to fulfil those obligations owed to it in whole or in part, a new date shall be fixed for Closing being the last Business Day of the following month in which Closing was scheduled to occur (or such other date as the parties may agree in writing). In such case the provisions of clauses 4.1 to 4.3 and 0 shall apply to Closing as so deferred.

4.5 If a new date for Closing is fixed pursuant to clause 4.4 and on such date, a party fails to procure delivery to a party, or performance in favour of a party (in each case, an affected party) of any of the obligations set out in Schedule 1 which it is obliged to deliver or perform in accordance with 0, then, in addition to its rights to waive those obligations owed to it, an affected party shall be entitled by notice to all other parties to terminate this Agreement (other than the Surviving Provisions) without liability on its part or on the part of any of its Affiliates.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Private & Confidential

30 January 2012

4.6 Nothing in clause 4.5 shall prejudice any rights or remedies available to any party, including any right to claim damages as an affected party or as a party who is prejudiced by reference to such deferral or termination.

5. SELLER WARRANTIES

Subject to the limitations and conditions set out in this clause 5, the Seller gives to the Purchaser the Warranties set out in Schedule 3 to this Agreement. The Warranties are given subject to the other limitations and qualifications set out in this clause 5 and Schedule 4. The Seller represents and warrants to the Purchaser that the Warranties were true and accurate in all respects on the date hereof, and are true and accurate in all respects at Closing (except that the Warranties made as of a specified date need only be true and correct as of such date), provided that the Seller has retained the right prior to the Closing Date to update the content of the Disclosure Letter to the Warranties with facts or circumstances having occurred between the date hereof and the Closing Date. If such update has revealed new facts or circumstances giving rise to a Claim, the Purchaser shall be entitled to make such Claim after Closing under this Section 7 of the Agreement, and subject to all limitations and provisions herein.

5.1 The Purchaser acknowledges and agrees that no other statement, promise or forecast made by or on behalf of the Company, the Seller or any other member of the Seller Group may form the basis of any claim by the Purchaser or any other member of the Purchaser Group under or in connection with this Agreement or any Transaction Document; without limitation, the Purchaser acknowledges and agrees that neither any member of the Seller Group nor the Company makes any representation or warranty as to the accuracy of any forecasts, estimates, projections, statements of intent or statements of opinion provided to the Purchaser or its Affiliates or to its or their advisers on or prior to the date of this Agreement (including any documents provided to the Purchaser via email or contained in any hand-out provided at any of the management presentations or site visits).

5.2 Any Claim brought by the Purchaser shall be limited by the limitations in this clause 5 or Schedule 4. None of the limitations in this clause 5 or Schedule 4 shall apply to any Claim which arises (or to the extent that it is increased) as a consequence of a “dol” by the Company, the Seller, any member of the Seller Group, or any legal representatives of the Company, of the Seller, or of any member of the Seller Group.

5.3 The Purchaser agrees to comply with its obligations under paragraph 9 of Schedule 4.

5.4 The Purchaser shall ensure (at the Seller’s cost) that on the provision by the relevant Seller of reasonable prior notice, the Seller and its representatives are given all reasonable information and access to employees to investigate any Claim.

5.5 Where the Purchaser or any other member of the Purchaser Group is entitled to recover under a policy of insurance as referred to in paragraph 10 of Schedule 4 in respect of Costs which are the subject of a Claim, the Purchaser shall, or the Purchaser shall procure that the relevant member of the Purchaser Group shall, at the same time as steps are taken to enforce the Claim against the Seller, take all reasonable steps to enforce such recovery and shall keep the Seller informed of the progress of any action taken, it being specified that, pursuant to paragraph 10 of Schedule 4, any amount actually recovered by the Company under a policy of insurance shall reduce the amount of the Claim.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Private & Confidential

30 January 2012

6. PURCHASER WARRANTIES

The Purchaser warrants to the Seller as at the date of this Agreement that:

6.1 it is validly incorporated, in existence and duly registered under the Laws of its jurisdiction and has full power to conduct its business as conducted at the date of this Agreement;

6.2 it has obtained all corporate authorisations and all other consents, licences and authorisations required to empower it to enter into and perform its obligations under this Agreement;

6.3 entry into and performance by the Purchaser of this Agreement will not (i) breach any provision of its memorandum and articles of association, by-laws or equivalent constitutional documents or (ii) result in a breach of any laws or regulations in its jurisdiction of incorporation;

6.4 it is not insolvent or bankrupt under the Laws of its jurisdiction of incorporation, unable to pay its debts as they fall due or has proposed or is liable to any arrangement (whether by court process or otherwise) under which its creditors (or any group of them) would receive less than the amounts due to them. There are no proceedings in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or insolvency proceedings concerning the Purchaser and no events have occurred which would justify such proceedings. No steps have been taken to enforce any security over any assets of the Purchaser and no event has occurred to give the right to enforce such security;

6.5 it is acting as principal for its own account and not as broker or agent in relation to this agreement; and

6.6 it has available cash or available loan facilities immediately available funds to pay the Price and, in the case of loan facilities, they involve no material pre-conditions and the Purchaser is able to satisfy all conditions of drawdown to such loan facilities at or prior to Closing; and

6.7 the Purchaser is not aware of any misrepresentation by or on behalf of the Seller in connection with the transaction that could reasonably be expected to result in a Claim being made.

7. CONDUCT OF A CLAIM

7.1 If the Purchaser becomes aware of any events, circumstances, facts or acts which might reasonably be expected to result in a Claim being made by the Purchaser, the Purchaser shall give notice of the Claim to the Seller within the time limit set forth in Section 1 of Schedule 4 (the Claim Notice), and ensure that the Seller or any relevant member of the Seller Group and its representatives are given all reasonable information and access to employees to investigate such Claim.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Private & Confidential

30 January 2012

7.2 Third Party Claim

In the event of a Claim by the Purchaser resulting from Proceedings initiated by a Third Party (a Third Party Claim):

(a)

the Purchaser shall (subject to the Purchaser or the relevant member of the Purchaser Group being indemnified by the Seller against all reasonable out of pocket costs and expenses incurred in respect of that Third Party Claim) ensure that it and each member of the Purchaser Group shall:

(i)

take, at the Seller’s expenses, such action as the Seller may reasonably request to avoid, resist, dispute, appeal, compromise or defend the Third Party Claim provided that such action shall not be taken where, in the reasonable opinion of the Purchaser, they would constitute a serious risk for the Company or the Purchaser or would be materially detrimental to the interest, prospect or situation of the Company or the Purchaser;

(ii)

allow the Seller to take over the conduct of all proceedings and/or negotiations arising in connection with the Third Party Claim, provided that the Seller expressly notifies the Purchaser of such a decision within twenty (20) days of receipt of the Claim notified by the Purchaser;

(iii)

and where the Seller has elected to take over the conduct of all proceedings and/or negotiations arising in connection with the Third Party Claim as referred to in sub-clause 8.1(c) (ii), provide such information and assistance as the relevant Seller may reasonably require in connection with the preparation for and conduct of any proceedings and/or negotiations relating to the Third Party Claim.

(b)	the party conducting the defence against the Third Party shall:

(i)

at all times during the proceedings and until final settlement or award, keep the other party informed of the progress of the Third Party Claim and its defence, and shall in particular provide the other party with any information or document which the latter may reasonably request in connection with such Third Party Claim;

(ii)

not (and ensure that each member of its Group and that the Company shall not) admit liability or make any agreement or compromise in relation to the Third Party Claim without prior written approval of the other party (which approval shall not be unreasonably withheld or delayed);

(c)

the Seller shall pay to the Purchaser, within thirty (30) days following the date of settlement or award in connection with the Third Party Claim, a sum equal to the amount of the Costs which shall be borne by the Company, the Purchaser or any member of the Purchaser Group in the preparation for and as a result of such award or settlement.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Private & Confidential

30 January 2012

7.3 Direct Claims

If the Purchaser has a Claim which does not involve a Third Party Claim (a Direct Claim), the Seller shall have thirty (30) days following receipt by it of the relevant Claim Notice in which to make such investigation as it shall consider necessary or desirable. During said thirty (30) day period, the Purchaser and the Seller shall use their reasonable endeavours to reach an agreement with respect to the validity of the Direct Claim and the amount of the related Costs for the Company, the Purchaser and any member of the Purchaser Group.

(a)

If, on or prior to expiry of the thirty (30) day period, the Purchaser and the Seller reach agreement on the validity of such Direct Claim and the amount of the related Costs for the Company, the Purchaser and any member of the Purchaser Group, the Seller shall pay to the Purchaser, within thirty (30) days following the date of such agreement, the full agreed upon amount of such Costs;

(b)

If the Purchaser and the Seller fail to reach agreement thereon on or prior to expiry of the thirty (30) day period, on the validity of such Direct Claim and the amount of the related Costs for the Company, the Purchaser and any member of the Purchaser Group, the dispute shall be settled in accordance with Section 25.2 hereof.

8. NO RIGHTS OF RESCISSION OR TERMINATION

Neither Party shall be entitled to rescind or terminate this Agreement in any circumstances whatsoever (whether before or after Closing), other than pursuant to any such rights which arise in respect of a “dol” and other than in the circumstances set out in clauses 4.5 and 5.2.

9. PAYMENT OF INTER-COMPANY DEBT

The provisions of 0 shall apply in respect of the payment of Inter-Company Non-Trading Debt and Inter-Company Trading Debt.

10. INSURANCE

10.1 Upon Closing, all insurance cover in relation to insured events arising after Closing provided in relation to the Company by the Seller Group (whether under policies maintained with third party insurers or other members of the Seller Group) shall cease and no member of the Purchaser Group shall make any claim under any such policies in relation to insured events arising after Closing. The Seller shall be entitled to make arrangements with its insurers to reflect the principle of this clause 10.1.

10.2 With respect to insured events arising before Closing, to the extent that the Seller Group has insurance to cover such events and provided the Seller or the relevant member of the Seller Group (or the Company) is permitted to do so under the terms of the Seller’s relevant insurance policy, the Seller or a member of the Seller Group (or, if the relevant Seller (or member of the Seller Group) is not entitled to make such claim on behalf of the Company, the Company (provided it is permitted to do so under the terms of the insurance policy)) shall be entitled to make a claim in relation to such events provided that the Purchaser complies with its obligations under clause 10.4 and provided that, if the Seller elects, the Seller or a member of the Seller Group or its insurer, can take over conduct of all proceedings and/or negotiations arising in connection with such claim.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Private & Confidential

30 January 2012

10.3 If, in respect of insured events arising before Closing, the Purchaser (or the Company) brings a claim (not being a Claim) under the insurance policies in circumstances set out in clause 10.2, the Purchaser shall, or shall procure that the Company shall, be responsible for any deductible that would otherwise fall due to be paid by a member of the Seller Group as a consequence of making such a claim in respect of such insured events. Nothing in this clause 10 shall prevent the Purchaser from bringing a Claim in accordance with the provisions of this Agreement.

10.4 The Seller shall be entitled to make arrangements with its insurers to reflect this clause.

11. PROTECTIVE COVENANTS POST-CLOSING

11.1 Neither the Seller nor any other member of the Seller Group shall, directly or indirectly, carry on or be engaged in any Competing Business in the Protected Territories in each case for 36 months after the Closing Date. For this purpose:

(a)	Competing Business means a business which involves the supply, manufacturing, marketing, research and development of colour masterbatch compounds; and

(b)	Protected Territories means Europe.

11.2 Without limiting the generality of the foregoing, the restrictions set forth in clause 11.1 above shall include inter alia:

(a)

the direct or indirect engaging or investment in the ownership, management, operation, financing, control or participation, in any form whatsoever, by the Seller or any member of the Seller Group, in any business, activity, company or entity of any form whatsoever which, directly or directly, consists in or comprises the Competing Business;

(b)	any activity or service of any kind whatsoever rendered directly or indirectly to any business, activity, company or activity involved, directly or indirectly, in the Competing Business.

11.3 Nothing in this clause 11 shall prevent, after Closing:

(a)	the Seller or any member of the Seller Group from:

(i)	carrying on any part of its business as carried on prior to Closing, with the exception of the Competing Business;

(ii)	owning securities in any company dealt in on a stock exchange which do not exceed ten (10) per cent. in nominal value of the securities of that company; or

(iii)

acquiring any one or more companies and/or businesses (taken together, the Acquired Business) where at the time of the acquisition the activities of the Acquired Business include a Competing Business (the Acquired Competing Business) and subsequently carrying on or being engaged in the Acquired Competing Business, if the turnover attributed to the Acquired Company Business in its last financial year is less than ten (10) percent of the turnover of the Acquired Business as a whole; or

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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30 January 2012

(iv)

providing goods or services (other than where provision of such goods or services constitutes Competing Business) to any of its Affiliates but only while such company is an Affiliate of the Seller, provided that such Affiliates are not engaged in the Competing Business; or

(v)	performing its obligations under this Agreement; or

(b)	any company or other person or entity which acquires an interest in any member of the Seller Group from carrying on or being engaged in any Company Competing Business in the Protected Territories.

11.4 The Seller undertakes that it shall not (and shall procure that no member of the Seller Group shall), directly or indirectly, within a period of 24 months after the Closing Date, employ or offer to employ in any form whatsoever, respond to any solicitation from, seek the advice of or seek to entice away, any corporate officer or salaried employee of the Company or of any member of the Purchaser Group. This clause 11.4 shall not prevent the Seller or any member of the Seller Group from employing any person who:

(a)	responds to a public advertisement for a vacancy which is not related to the Competing Business, placed by or on behalf of the Seller or any member of the Seller Group; or

(b)	is made redundant or whose employment is terminated by the Company or any member of the Purchaser Group after Closing.

12. PAYMENTS

12.1 Any payment to be made pursuant to this Agreement by the Purchaser or any other member of the Purchaser Group shall be made to the Seller’s Bank Account in immediately available funds by electronic transfer in Euros on the due date for payment, or such other account as the Seller shall nominate in writing. Receipt of such sums in the relevant bank account shall be an effective discharge of the obligation of the Purchaser or other member of the Purchaser Group to pay such sums to the Seller, or other member of the Seller Group, as the case may be, and neither the Purchaser nor any member of the Purchaser Group shall be concerned to see to the application or be answerable for loss or misapplication of such amount.

12.2 Any payment to be made pursuant to this Agreement by the Seller or other member of the Seller Group shall be made to the Purchaser’s Bank Account in immediately available funds by electronic transfer in Euros on the due date for payment, or such other account as the Purchaser shall nominate in writing. Receipt of such sums in the Purchaser’s Bank Account (or such other account as the Purchaser has nominated in writing) shall be an effective discharge of the obligation of the Seller or other member of the Seller Group to pay such sums to the Purchaser or other member of the Purchaser Group, as the case may be, and neither the Seller nor any other member of the Seller Group shall be concerned to see to the application or be answerable for loss or misapplication of such amount.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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30 January 2012

12.3 If any sum due for payment under or in accordance with this Agreement is not paid on the due date (the Due Date), the person in default shall pay Default Interest on that sum (the Due Sum) from but excluding the Due Date to and including the date of actual payment calculated on a daily basis.

13. ANNOUNCEMENTS

13.1 No party to this Agreement shall make or issue any public announcement, circular or disclosure in connection with the existence or the subject matter of this Agreement or any of the other Transaction Documents (and the parties shall procure that none of its Affiliates makes or issues any such announcement, circular or disclosure) in each case without the prior written approval of the other parties (such approval not to be unreasonably withheld or delayed), provided however that disclosure of the Proposed Transaction to the employees’ representatives of the Company as required by law shall not be restricted.

13.2 The restriction in clause 13.1 shall not apply to the extent that announcement or disclosure is required by law or by any stock exchange, governmental or other regulatory or supervisory body or authority of competent jurisdiction to whose rules the party making the announcement or disclosure is subject, whether or not having the force of law. Where any announcement or disclosure is made in reliance on this exception, the party making the announcement or disclosure shall consult with the other parties in advance as to the form, content and timing of any such announcement or disclosure.

14. CONFIDENTIALITY

14.1 For the purposes of this clause 14:

(a)	Confidential Information means:

(i)

(in relation to the obligations of the Purchaser under this clause 14) any information received or held by the Purchaser (or any of its Representatives) where such information relates to the Seller Group or, prior to Closing, the Company; or

(ii)

(in relation to the obligations of the Seller under this clause 14) any information received or held by the Seller (or any of its Representatives) where such information relates to the Purchaser Group and (for the avoidance of doubt prior to or following Closing) the Company; and

(iii)	information relating to the provisions and subject matter of, and negotiations leading to, this Agreement and the other Transaction Documents;

and includes not only written information but information transferred or obtained orally, visually, electronically or by any other means; and

(b)

Representatives means, in relation to a party, its respective Affiliates and the directors, officers, employees, agents, external legal advisers, accountants, consultants and financial advisers of that party and/or of its respective Affiliates.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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14.2 Each of the Seller and the Purchaser undertakes that it shall (and shall procure that each of its Representatives shall) maintain Confidential Information in confidence and not disclose that Confidential Information to any person except as permitted by this clause 14 or with the prior written approval of the other parties to this Agreement.

14.3 The confidentiality obligation under clause (b) shall not apply if and to the extent that the Seller or the Purchaser (as the case may be) can demonstrate that:

(a)

such disclosure is required by law or regulation or by any stock exchange or any regulatory, governmental or antitrust body (including, for the avoidance of doubt, any Tax Authority) having applicable jurisdiction (provided that, in such circumstances, the disclosing party shall first inform the Purchaser or the Seller (as applicable) of its intention to disclose such information and take into account the reasonable comments of the other party);

(b)

the Confidential Information concerned was lawfully in the Relevant Party’s possession or the possession of any of its Representatives (in either case as evidenced by written records) and not subject to any obligation of secrecy on its part prior to its being received or held as described in clause (b);

(c)

the Confidential Information concerned has come into the public domain other than through its fault (or that of its Representatives) or the fault of any person to whom such Confidential Information has been disclosed in accordance with this clause 14.2;

(d)	the disclosure is required for the purpose of any arbitral or judicial proceedings arising out of this Agreement or any other Transaction Document; or

(e)	the disclosure is required for the purpose of complying with legal obligations relating to the information and/or consultation with employees representatives bodies.

14.4 Clause 14.2 shall not prevent disclosure by either party to (i) any direct or indirect investors of any member of its respective Shareholder Group; or (ii) any financial institution or other entity which provides or proposes to provide funding to any member of a Shareholder Group together with their and their investor’s or financier’s directors, officers, advisors or agents; or (iii) the trustees of any pension schemes of either party or (iv) the auditors of the Shareholder Group, in each case together with their directors, employees, officers, advisors or agents provided that, in each case, such information is disclosed on a confidential basis.

14.5 Each Seller and the Purchaser undertakes that it (and its Affiliates) shall only disclose Confidential Information to its Representatives if it is reasonably required for the purposes of exercising the rights or performing the obligations under this Agreement or the other Transaction Documents and only if the Representatives are informed of the confidential nature of the Confidential Information provided that this clause 14.5 shall not prevent announcement of the signing of this Agreement to employees of a Shareholder Group where such announcement has been approved by the other party (such approval not to be unreasonably withheld or delayed).

14.6 If this Agreement is terminated in accordance with its terms, the Purchaser shall as soon as practicable on request by the Seller:

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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(a)

destroy or return to the requesting Seller all written documents and other materials relating to the Seller or the Company or the subject matter of this Agreement (including any Confidential Information) which have been provided to the Purchaser (or its Representatives) by the Seller (or its Representatives) without keeping any copies thereof; and

(b)	so far as it is reasonably practicable to do so, expunge such Confidential Information from any computer, word processor or other device,

provided that the undertakings in this clause shall not apply to confidential information which the Purchaser (or the Representatives) must retain under any applicable law, rule or the regulations of any competent judicial, governmental, supervisory or regulatory body.

15. ASSIGNMENT

15.1 Neither party shall (nor shall it purport to) assign, transfer, charge or otherwise deal with all or any of its rights under this Agreement nor grant, declare, create or dispose of any right or interest in it without the prior written consent of the other party. The Purchaser shall have the right to transfer its rights and obligations hereunder to any of its Affiliates provided that Purchaser remains jointly and severally liable with its Affiliates vis-à-vis the Seller of the performance of its obligations under this Agreement.

15.2 Any purported assignment in contravention of this clause 15 shall be void.

16. FURTHER ASSURANCES

16.1 The Seller and the Purchaser agree, for a period of two years from the Closing Date, to execute such further documents as may be required by law or as may be necessary to implement and give effect to this Agreement.

16.2 The Purchaser shall procure that, following the Closing Date, the Seller and its duly authorised agents are afforded such reasonable access during normal business hours and with reasonable prior notice (including, at the cost of the Seller, the taking of copies) to such of the books, accounts and records of the Company relating to the period prior to Closing as are in the possession or control of the Purchaser Group to enable the Seller and any of its Affiliates to comply with their own Tax or financial reporting obligations or facilitate the management or settlement of their own Tax or financial reporting affairs.

16.3 In the absence of specific agreement to the contrary, each party shall be responsible for its own costs and expenses (including, for the avoidance of doubt, those of its Affiliates) incurred in giving effect to the provisions of clause 16.1 and 16.2.

16.4 The Purchaser agrees that for a period of five years from the date of this Agreement, it shall procure that the Company provides reasonable assistance to the Seller Group during normal business hours and with reasonable prior notice in connection with the claims made by Palbox France SAS and Palbox Pallets e Contenitori SpA against the company formerly known as VTC Synco Srl relating to masterbatch products supplied by VTC Synco Srl. The Seller undertakes to indemnify and to keep indemnified the Purchaser against all Costs which are suffered or incurred by the Company which arise directly from such assistance.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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17. COSTS AND REGISTRATION DUTIES

17.1 Subject to clause 17.2 and except as otherwise provided in this Agreement, each Seller and the Purchaser shall be responsible for their own costs, charges and other expenses (including those of its Affiliates) incurred in connection with the negotiation, preparation, entering into and completion of this Agreement and the other Transaction Documents.

17.2 The Purchaser shall bear all registration duties (“droit d’enregistrement”) arising in consequence of the sale of the Shares to the Purchaser.

17.3 The Purchaser shall be liable for the registration of the sale of the Shares with the French Tax Authority.

18. NOTICES

18.1 Any notice or other communication to be given by either party to the other party under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the party giving it. It shall be served by sending it by fax to the number set out in clause 18.2, or delivering it by hand, or sending it by pre-paid recorded delivery, special delivery or registered post, to the address set out in clause 18.2 and in each case marked for the attention of the Relevant Party set out in clause 18.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 18). Any notice so served by hand, fax or post shall be deemed to have been duly given:

(a)	in the case of delivery by hand, when delivered;

(b)	in the case of fax, at the time of transmission;

(c)	in the case of prepaid recorded delivery, special delivery or registered post, at 10am on the second Business Day following the date of posting,

provided that in each case where delivery by hand or by fax occurs after 6pm on a Business Day or at any time on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.

18.2 References to time in this clause are to local time at the address to which the relevant notice is sent.

18.3 The addresses and fax numbers of the parties for the purpose of clause 18 are as follows:

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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Seller

Address:	c/o British Vita Unlimited Times Place 45 Pall Mall London SW1Y 5JG

Fax:	+44 20 7440 2296

For the attention of:	Stephen Cox

ICO EUROPE B.V.

Address:	Mijlweg 7, 3295 KG ’s-Gravendeel, The Netherlands

Fax:	+3252750501

For the attention of:	EMEA Finance Director

With a copy to:	Chief Legal Officer A. Schulman, Inc. 3350 W. Market Street Akron, Ohio, USA 44333

Fax:	+1 330 247 9190

18.4 A party may notify any other party to this Agreement of a change to its name, relevant addressee, address or fax number for the purposes of this clause 18, provided that such notice shall only be effective on:

(a)	the date specified in the notice as the date on which the change is to take place; or

(b)

if no date is specified or the date specified is fewer than five Business Days after the date on which notice is given, the date which is the fifth Business Day after notice of any change has been given.

18.5 In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered either to the address shown thereon or into the custody of the postal authorities as a pre-paid recorded delivery, special delivery or registered post letter, or that the notice was transmitted by fax to the fax number of the Relevant Party set out in this clause 18 (or as otherwise notified under it).

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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18.6 The parties agree that the provisions of this clause 18 shall not apply to the service of any claim form, application notice, order or judgment.

18.7 All notices, demands, requests, statements, certificates or other communications under this Agreement shall be in English unless otherwise agreed in writing.

19. CONFLICT WITH OTHER AGREEMENTS

In the event of any conflict between this Agreement and any Transaction Document, this Agreement shall prevail (as between the parties to this Agreement and as between any other members of the Seller Group and the Purchaser Group) unless:

(a)

such Transaction Document expressly states that it (or any part of it) overrides this Agreement in any respect and the Seller and the Purchaser are either also parties to that other agreement or otherwise expressly agree in writing that such other agreement shall override this Agreement in that respect; or

(b)	the contrary is expressly provided elsewhere in this Agreement.

20. WHOLE AGREEMENT

20.1 In this clause 20, the Relevant Parties shall mean the Seller and the Purchaser and each of them shall be a Relevant Party.

20.2 This Agreement and the other Transaction Documents together set out the whole agreement between the Relevant Parties in respect of the sale and purchase of the Shares and supersede any prior agreement (whether oral or written and including, with effect from Closing, the Confidentiality Agreement) relating to the Proposed Transaction. It is agreed that:

(a)

no Relevant Party shall have any claim or remedy in respect of any statement, representation, warranty or undertaking made by or on behalf of the other party (or any of its Connected Persons) in relation to the Proposed Transaction which is not expressly set out in this Agreement or any other Transaction Document;

(b)

any terms or conditions implied by law in any jurisdiction in relation to the Proposed Transaction are excluded to the fullest extent permitted by law or, if incapable of exclusion, any right, or remedies in relation to them are irrevocably waived;

(c)

the only right or remedy of the Purchaser in relation to any provision of this Agreement or any other Transaction Document shall be for breach of this Agreement or the relevant Transaction Document except as otherwise provided in clauses 4.5, 4.6 and 5.2; and

(d)

except for any liability in respect of a breach of this Agreement or any other Transaction Document, no Relevant Party (or any of its Connected Persons) shall owe any duty of care or have any liability in tort or otherwise to any other Relevant Party (or its respective Connected Persons) in relation to the Proposed Transaction,

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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provided that this clause shall not exclude any liability for (or remedy in respect of) “Dol”. Each Relevant Party agrees to the terms of this clause 20 on its own behalf and as agent for each of its Connected Persons. For the purpose of this clause, Connected Persons means (in relation to a Relevant Party) the officers, employees, agents and advisers of that Relevant Party or any of its Affiliates.

21. WAIVERS, RIGHTS AND REMEDIES

Except as expressly provided in this Agreement, no failure or delay by any party in exercising any right or remedy provided by law or under or pursuant to this Agreement or any of the Transaction Documents shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

22. GENERAL

22.1 This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which is an original but all of which taken together shall constitute one and the same instrument.

22.2 No amendment, variation or waiver of this Agreement (or of any of the other Transaction Documents) shall be valid unless it is in writing and duly executed by or on behalf of all of the parties to it. The expression variation shall include any variation, supplement, deletion or replacement howsoever effected. Unless expressly agreed, no variation shall constitute a general waiver of any provision of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation, and the rights and obligations under or pursuant to this Agreement shall remain in full force and effect except and only to the extent that they are so varied.

22.3 Each of the provisions of this Agreement and the other Transaction Documents is severable. If any such provision is held to be or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction:

(a)

so far as it is illegal, invalid or unenforceable, it shall be given no effect and shall be deemed not to be included in this Agreement or the relevant Transaction Document but it shall not affect or impair the legality, validity or enforceability in that jurisdiction of any other provisions of this Agreement or the relevant Transaction Document (or of the provisions of this Agreement or that Transaction Document in any other jurisdiction); and

(b)

the parties shall use all reasonable endeavours to replace it with a valid and enforceable substitute provision or provisions but differing from the replaced provision as little as possible and the effect of which is as close as possible to the intended effect of the illegal, invalid or unenforceable provision.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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23. GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

23.1 This Agreement and the legal relationships established by or otherwise arising in connection with this Agreement shall be governed by, and interpreted in accordance with, French law.

23.2 The Paris Commercial Court shall have exclusive jurisdiction to settle any disputes (including claims for set-off and counterclaims) which may arise out of or in connection with (i) the creation, validity, effect, interpretation performance or non-performance of, or the legal relationships established by, this Agreement and (ii) any non-contractual obligations arising out of in connection with this Agreement. For such purposes each party irrevocably submits to the jurisdiction of the French courts and waives any objections to the jurisdiction of those courts.

This Agreement has been signed on behalf of the parties the day and year first before written.

VITA POLYMERES FRANCE SAS /s/ Stephen Cox, P.O.A for Graham Maundrell By: Graham Maundrell	ICO EUROPE B.V. /s/ Bernard Rzepka By: Bernard Rzepka

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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SCHEDULE 1

CLOSING ARRANGEMENTS

Part A: Closing Obligations

Seller Obligations

1. At Closing, the Seller shall deliver or procure that there is delivered to the Purchaser (or made available to the Purchaser’s reasonable satisfaction):

(a)	a duly executed Transfer Order into the name of the Purchaser in respect of all the Shares;

(b)	resignations letters for those officers and directors listed against in Part B to this Schedule;

(c)

a copy of a resolution of the Management Committee (Comité de Direction) of the Seller authorising the execution of and the performance by the Seller of its obligations under this Agreement and each of the Transaction Documents to be executed by it;

(d)	a copy of a decision of the Président of the Company providing for the revocation as from Closing of all existing bank mandates; and

(e)	a Tax Transfer Form duly completed and signed by the Seller.

Purchaser Obligations

2. At Closing, the Purchaser shall:

(a)

deliver (or ensure that there is delivered) duly signed minutes of meetings of the shareholders or board of directors of the Purchaser, as the case may be, validly to effect or execute or validly to resolve to effect or execute the execution of and the performance by the Purchaser of its obligations under this Agreement and each of the Transaction Documents to be executed by it;

(b)

complete the transfer of all the Shares to the Purchaser in the Company’s share register (Registre des mouvements de titres) and the individual shareholders’ accounts (Comptes individuels d’actionnaires) of the Company;

(c)	sign the Tax Transfer Form;

(d)	pay to the Seller the Initial Price in accordance with clause 3.2; and

(e)	pay to GE Factofrance the GE Debt in accordance with clause 3.2.

Inter Company Debt

3. At Closing, the Seller and the Purchaser shall carry out their respective obligations under paragraph 2 of 0 required to be performed at Closing.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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General

4. Payments to be made at Closing are detailed in Exhibit A Part II.

5. All documents and items delivered at Closing pursuant to this 0 shall be held by the recipient to the order of the person delivering the same until such time as Closing shall be deemed to have taken place in accordance with paragraph 6 below.

6. Simultaneously with:

(a)	delivery of all documents and items required to be delivered at Closing (or waiver of the delivery thereof by the person entitled to receive the relevant document or item); and

(b)	receipt of an electronic funds transfer to the Seller’s Bank Account in immediately available funds of the Initial Price; and

(c)	receipt of an electronic funds transfer to the GE Factofrance Bank Account in immediately available funds of the GE Debt,

the documents and items delivered in accordance with this Schedule shall cease to be held to the order of the person delivering the same and Closing shall be deemed to have taken place.

Part B: Officers required to resign

1.	Graham Maundrell–Président

2.	Nigel Hay – Directeur Géneral

3.	Philippe Lauwereys–Directeur Géneral

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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SCHEDULE 2

INTER COMPANY DEBT

Inter Company Trading Debt

1. In relation to Inter-Company Trading Debt:

(a)

the Purchaser shall procure that Inter-Company Trading Debt which is owed by the Company is paid to the relevant member of the Seller Group in accordance with the contractual terms or, in the absence of any contractual arrangement in this respect, the usual payment terms; and

(b)

the Seller shall procure that any Inter-Company Trading Debt which is owed by any member of the Seller Group is paid to the Company in accordance with the contractual terms or, in the absence of any contractual arrangement in this respect, the usual payment terms.

Payment at Closing of Estimated Inter-Company Non-Trading Debt

2. In relation to Inter-Company Non-Trading Debt:

(a)

the Purchaser shall procure that, at Closing, the Company or the Purchaser on behalf of the Company pays to the Seller (for itself or, as the case may be, as agent for the members of the Seller Group to which the relevant Inter-Company Non-Trading Payables are owed) an amount in the applicable currency equal to each of the Estimated Inter-Company Non-Trading Payables (if any) of the Company which is estimated to be owed to any member of the Seller Group;

(b)

the Seller shall at Closing (for itself or, as the case may be, as agent for each relevant member of the Seller Group) pay to the Purchaser (as agent for the Company to which the Inter-Company Non-Trading Receivables are owed) an amount in the applicable currency equal to the Estimated Inter-Company Non-Trading Receivables (if any) of the Company which are estimated to be owed by any member of the Seller Group, and the Inter-Company Non-Trading Debt shall be treated as discharged to the extent of that payment.

3. Any payment of Estimated Inter-Company Non-Trading Debt pursuant to paragraph 2 of this Schedule shall be deemed to be a payment first, to the extent possible, of all interest accrued on the relevant Inter-Company Non-Trading Debt and thereafter of the relevant principal amount.

Final repayment of Inter-Company Non-Trading Debt

4. When the Closing Statement has been finally agreed or determined in accordance with Part C of Schedule 6, the following payments shall be made in respect of any Inter-Company Non-Trading Debt:

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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(a)

if the actual amount of the Inter-Company Non-Trading Payables is greater than the Estimated Inter-Company Non-Trading Payables or the actual amount of the Inter-Company Non-Trading Receivables is less than the Estimated Inter-Company Non-Trading Receivables, then the Purchaser shall procure that the Company pays to the Seller (for itself or, as the case may be, as agent for the relevant member of the Seller Group) an amount in the applicable currency equal to the difference;

(b)

if the actual amount of the Inter-Company Non-Trading Payables is less than the applicable Estimated Inter-Company Non-Trading Payable or the actual amount of the Inter-Company Non-Trading Receivables is greater than the Estimated Inter-Company Non-Trading Receivables, then the Seller shall (for itself or, as the case may be, as agent for the relevant member of the Seller Group) pay to the Purchaser (as agent for the Company) an amount in the applicable currency equal to the difference.

Any amount payable under this paragraph 4 shall be paid with interest, in the applicable currency, on such amount for the period from (but excluding) the Closing Date to (but including) the due date for payment under paragraph 5 calculated on a daily basis. The rate of interest shall be the rate applicable to the relevant Inter-Company Non-Trading Debt under the terms on which it was outstanding at Closing.

5. For the avoidance of doubt, if no estimate of Inter-Company Non-Trading Debt is included in Part I of Exhibit A, then the Estimated Inter-Company Non-Trading Payable or the Estimated Inter-Company Non-Trading Receivable in that case shall be deemed to be zero and the whole amount of that Inter-Company Non-Trading Debt shall be payable pursuant to paragraph 4.

6. Any payments to be made pursuant to paragraph 4 of this Schedule shall be made within 5 Business Days of the date on which the Closing Statement is agreed or determined in accordance with Part C of Schedule 6. Such payment shall be made in accordance with clauses 12.1 or 12.2, as the case may be.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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SCHEDULE 3

SELLER WARRANTIES

1.	AUTHORITIES AND CORPORATE MATTERS

1.1	Authorisations

The Seller has obtained all corporate authorisations and (other than to the extent relevant to the Condition) all other governmental, statutory, regulatory or other consents, licences or authorisations required to empower it to enter into and perform its obligations under this Agreement except where failure to obtain them would not adversely affect its ability to enter into or perform its obligations under this Agreement.

1.2	No breach of constitutional documents

Entry into and performance by the Seller of this Agreement and/or any Transaction Document to which it is a party will not (i) breach any provisions of its “statuts” or (ii) (subject, where applicable, to fulfilment of the Condition) result in a breach of any Laws in France, where (in either case) the breach would materially and adversely affect its ability to enter into or perform its obligations under this Agreement and/or any Transaction Document to which it is a party.

1.3	Binding obligations

This Agreement and each Transaction Document will, when executed and delivered, constitute binding obligations on the Seller.

1.4	Entitled to transfer

On Closing, the Seller shall be entitled to transfer the Shares to the Purchaser on the terms of this Agreement.

1.5	No order preventing fulfilment of Condition

Neither the Seller nor any other member of the Seller Group (including, for these purposes, the Company) is subject to any order, judgement, direction, investigation or other Proceedings by any Government Entity which will, or are likely to, prevent or delay the fulfilment of any of the Conditions.

1.6	Constitution of the Company

The Company is validly incorporated, in existence and, if required, duly registered under the laws of its jurisdiction of incorporation and has all requisite corporate powers and authority to own its properties and to conduct the business being carried on by it.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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1.7	Shares free From Third Party Rights

The Shares are, and shall at Closing be, free from and unaffected by any Third Party Right. They bear all of the rights attached to the common shares of a “Société par actions simplifiée”.

1.8	Entire issued share capital and no other securities or debt instruments

The Shares constitute the whole of the issued share capital of the Company. The Company has not issued any securities giving the right to shares (valeurs mobilières donnant accès au capital) or any debt instruments such as bonds or similar instruments. There is no obligation, commitment or arrangement to create other shares of the Company than the Shares or any securities or debt instruments of any kind whatsoever.

1.9	Shares fully paid

The Shares have been validly issued and subscribed to and are fully paid.

1.10	Seller legal and beneficial owner

The Seller is and shall at Closing be, the sole and legal and beneficial owner of the Shares free from all Third Party Rights.

1.11	Options

There are in existence and there shall be at Closing, no rights, obligations, commitments or options relating to the issue, allotment or transfer of any loan or share capital of the Company. There are no outstanding rights, options or obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company.

1.12	Statutory books

The share transfer register (Registre des Mouvements de Titres) of the Company and the shareholders’ individual accounts (Comptes individuals d’actionnaires) are accurate as at the date of this Agreement, and shall be accurate as at the Closing Date. All other statutory books of the Company, and in particular the registers containing the minutes of the decisions made by the shareholders, the President and other corporate bodies of the Company are in the possession of the Company and, since 15 June 2005 have been properly kept and contain, in all material respects, a true, accurate and complete record of all matters which occurred on or after 15 June 2005 with which they should deal.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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1.13	No interest in other companies

The Company is not, directly or indirectly, the legal or beneficial owner of any shares or other securities of any other company or of any investment or interest of any kind whatsoever in any partnership, association, business, branch or entity of any kind whatsoever.

1.14	Articles and by-laws

The copies of the by-laws of the Company which are in the Data Room are complete, accurate and up to date in all respects and fully set out the rights and restrictions attaching to the Shares.

1.15	Brokers’ Fees

Neither the Seller nor the Company has any Liability to pay any fees or commissions to any broker, finder or agent with respect to the Proposed Transaction for which the Purchaser or the Company could become liable or obligated. The Company has not borne, and shall not bear, any costs, expenses, charges or liabilities in connection with the sale of the Shares to the Purchaser.

2.	ACCOUNTING AND RECORDS

2.1 The Accounts

2.1.1	The Accounts of the Company as at 31 December 2010:

(a)

comply with the requirements of all relevant Laws and all relevant accounting standards and in all respects have been prepared in accordance with generally accepted accounting practices of France as consistently applied; and

(b)	give a true and fair view, in all respects, of the assets, liabilities and financial affairs of the Company and the results of its operations to which they relate as at the Last Accounts Date.

2.1.2

The statement of income (comptes de résultat) contained in the Accounts does not contain any material items of special or non recurring income or any other income not earned in the ordinary course of business, except as expressly specified therein.

2.1.3	The Company does not have any off-balance sheet commitments (“engagements hors bilan”) other than those set out in the Accounts or in the Disclosure Letter.

To the Seller’s knowledge, and other than as set out in the Disclosure Letter or as provided for in the Accounts, the Company’s accounts receivables recorded in the Accounts can be collected on their due date (as may have been varied in accordance with past practice) in the ordinary course of business.

2.2	Management Accounts

The Management Accounts, including the Company’s accounts payables and the Company’s accounts receivables, have been prepared in good faith for the purpose for which they were intended in accordance with accounting practices and procedures materially consistent with those set out in the Group Accounting Manual.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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The Management Accounts reflect in reasonable detail the transactions and dispositions of the Company’s assets, and the Company maintains adequate internal accounting control systems which are sufficient to provide reasonable assurances as to the accuracy of its Management Accounts.

2.3	Accounts Payable and Accounts Receivable

The accounts payable and accounts receivables as set out in the Management Accounts of the Company as at December 31, 2011 (attached as Schedule 8), when taken in the aggregate, accurately reflect in all material respects the accounts payables and accounts receivables of the Company.

3.	CURRENT FINANCIAL AFFAIRS

3.1	Financial affairs since Last Accounts Date

Since the Last Accounts Date, the Company has not paid or declared any dividend or made any payment or disposal which is or is treated as a distribution, other than the Distribution.

3.2	Guarantees

There will not at Closing be outstanding in respect of the Company any guarantee, or agreement for indemnity or for suretyship or any other similar arrangement, either given by or for the benefit of the Company.

3.3	Debt

Save for the Debt, the GE Facility and any financial or operating leases, details of which are disclosed in the Data Room or in the Disclosure Letter, the Company has no Debt or other financial or operating leases.

4.	CURRENT TRADING AFFAIRS

4.1	Management of the Company since the date hereof

Between the date hereof and the Closing Date, the Company and its business shall have been carried on only in its ordinary course, consistently with past practice as follows:

(a)	Negative covenants: The Company has not, without the prior consent of the Purchaser, directly or indirectly, done (or permit to be done) any of the following;

(i)	permitted its corporate existence or any Company’s Authorizations to be suspended, lapsed or revoked;

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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(ii)	entered into or become bound by any agreement which would become a Cost for the Company in excess of twenty thousand Euros (EUR 25,000) in one or more times during its entire term;

(iv)

terminated, other than for faute lourde, the employment of an employee having a yearly gross remuneration in excess of eighty thousand Euros (EUR 80,000) or (x) increase the compensation or benefits of any of the Employees other than by application of mandatory regulations or “accords d’entreprise” in force within the Company, or (y) grant any severance or termination pay to, any of the Employees other than by application of the terms of their existing employment contracts at the date hereof;

(v)

hired any employees having a yearly gross remuneration in excess of fifty thousand Euros (EUR 50,000) or any independent contractor or consultant involving an amount in excess of twenty thousand Euros (EUR 20,000) per year;

(v)	amended its by-laws (“statuts”);

(vi)

made any election, change, agreement, settlement, consent or other action which would have the effect of increasing the Company’s Tax liability for any period ending after the Closing Date, or decreasing any Tax advantage of the Company existing on the Closing Date, in each case unless where any such election, change, agreement, settlement, consent or other action is in the ordinary course of the Company’s business, consistent with past practice and in compliance with Applicable Law;

(vii)	granted any Third Party Right with respect to the Shares; or

(viii)	made any distribution or payment of reserves or dividends other than the Distribution.

(b)	Positive Covenants. The Company has:

(i)	used its best efforts (“obligation de moyens”) to keep its present business and organization intact;

(ii)	properly filed all Tax returns required to be filed within a required time period, made timely payment of all applicable Taxes when due, and paid the expenses of preparing the same;

(iii)

paid its payables and debts, and collected its receivables and all sums due to it, on their due dates pursuant to the relevant contractual provisions, (unless modified by practice) and in the absence of any contractual term, pursuant to their usual terms;

(iv)	complied with the Company’ Authorizations and applicable Law in all material respects;

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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(v)

used its best efforts (“obligation de moyens”) to maintain the Company’s existing relationships with its significant customers and suppliers. For the purposes of this clause, “significant” shall mean, in respect of customers, a customer who represents more than 15% of total sales in the last 12 calendar months and in respect of suppliers, a supplier who represents more than 15% of total raw material purchases (in euros) in the last 12 calendar months;

(vi)

notified the Purchaser of any action, event, condition or circumstance, or group of actions, events, conditions or circumstances, which has resulted in, or could reasonably be expected at the time to result in, a material adverse effect. For the purposes of this paragraph, an effect would be considered as “material” if it consisted in an impossibility to complete the Proposed Transaction, prevented the Company from carrying on its business or holding its assets, or resulted in a Cost exceeding twenty five thousand Euros (EUR 25,000) per action, event, condition or circumstance or, if in the event of there being several actions, events, or conditions, two hundred and fifty thousand Euros (EUR 250,000) in the aggregate, for the Company.

(c)	Insurance: The Seller has (and has procured that each member of the Seller Group and the Company have) continued in force all policies of insurance maintained by them in respect of the Company.

4.2	Trading affairs since the Last Accounts Date

Since the Last Accounts Date:

(a)	the Company has carried on its business in the ordinary and usual course with a view to maintaining the same as a going concern (“fonds de commerce”);

(b)

the Company has not disposed of any assets or assumed or incurred any liabilities or made any payment other than in the ordinary course of its business and (in the case of disposals of assets) for full value received in money or money’s worth; and

(c)	the Company has not passed any shareholder resolution which has not been disclosed in the Data Room or in the Disclosure Letter.

4.3	Compliance with Laws

Save as disclosed in the Data Room or in the Disclosure Letter, the Company and the business of the Company, since 15 June 2005 has been conducted in all material respects in accordance with all applicable Laws. For purposes of this paragraph, material shall mean that any breach of a Law shall neither prevent the Company from carrying on its business or holding its assets, nor result in a Cost of more than twenty five thousand Euros (EUR 25,000) per breach or, if there are several breaches, two hundred and fifty thousand Euros (EUR 250,000) in the aggregate, for the Company.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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4.4 No Proceedings

Save for the collection of accounts receivable in the ordinary course of business and save as disclosed in the Data Room or in the Disclosure Letter, the Company is not engaged, either on its own account or vicariously, in any Proceedings which is likely to have an effect on the business, the situation or the prospects of the Company. In addition, to the Seller’s knowledge, no written notice has been received by the Seller or the Company that any Proceedings are pending or threatened against the Company which is likely to have a material effect on the business, or situation of the Company. The Seller does not make any warranties in this paragraph 4.3 with respect to Environmental Laws or Environmental Permits which shall be covered solely by paragraph 13 of this Schedule 3.

4.5	Authorizations

The Company has all material Authorizations (public and private) required for the proper and effective carrying on of its business substantially in the manner in which such business is now carried on, and for the holding or operation of its assets and to the extent a claim could still be brought against the constructers of the Property (such claim not being barred as a result of the expiry of the relevant statute of limitation), with respect to the Property for its construction. Such Authorizations are valid and subsisting and to the Seller’s knowledge, there is (i) no reason why any of them should be suspended, cancelled or revoked and (ii) there is no factor that is likely to prejudice the continuance or renewal of any such Authorizations. The Company complies in all material respects with all such Authorizations. For the purposes of this paragraph, material shall mean that the absence of an Authorization shall neither prevent the Company from carrying on its business or holding its assets, nor result in a Cost of more than twenty five thousand Euros (EUR 25,000) per breach or, if there are several breaches, two hundred and fifty thousand Euros (EUR 250,000) in the aggregate, for the Company.

4.6	No power of attorney

Since 15 June 2005, no power of attorney has been given by the Company which is now in force or effect. To the Seller’s knowledge, no power of attorney has been given by the Company prior to 15 June 2005 which is now in force or effect.

4.7	No government grants

Since 15 June 2005, the Company has not applied for, or received, any grant, subsidy or other financial assistance from any government department, local authority or other body which is or may become liable to reduction, forfeiture or repayment.

4.8	No winding up

Since 15 June 2005, no petition has been issued, resolution passed or order made for the winding up of the Seller or the Company.

4.9	No administration – No receivership

Since 15 June 2005, the Company is not and has not been in “cessation des paiements”, is not and has not been insolvent or subject to any proceeding with a view

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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to the prevention of business difficulties (prévention des difficultés des entreprises) or to a judgment of, or request for, safeguard, dissolution, liquidation, bankruptcy or receivership (procédure de sauvegarde, procédure d’alerte, redressement judiciaire or liquidation judiciaire).

No liquidator, administrative receiver, administrator or other similar officer has taken possession of or been appointed over the whole or any part of the property of the Seller or the Company. No circumstances exist which would justify or entitle the appointment of any of the same.

5.	CONTRACTS

5.1	Disclosure of contracts

All material written contracts to which the Company is a party and which are subsisting at the date of this Agreement are disclosed in the Data Room or in the Disclosure Letter. For the purposes of this paragraph material shall mean a contract that has a value per annum of not less than twenty five thousand Euros (EUR 25,000) or, two hundred and fifty thousand Euros (EUR 250,000) for the whole duration of the contract, or a duration exceeding twelve (12) months or a notice period exceeding three (3) months.

5.2	Characteristics of contracts

Save as disclosed in the Data Room or in the Disclosure Letter, no material contract or agreement (written or oral) to which the Company is a party which is subsisting at the date of this Agreement:

(a)	was entered into other than in the ordinary and proper conduct of the business of the Company;

(b)	is a “take-or-pay” contract or is in the nature of a “take-or-pay” contract;

(c)	has been breached by the Company either in any material respect or, if there has been a material breach by the Company, such breach has not been remedied;

(d)

contravenes in any respect, or requires registration or notification under, any anti-trust, anti-monopoly, or anti-cartel legislation or regulations or competition or restrictive trade practices legislation or, more generally, any applicable Law; or

(e)

requires the supply of goods and/or services by or to the Company, the aggregate value of which exceeds 15 per cent of the total value of all supplies of goods and/or services made to or by the Company, in the 12 month period ending on the Last Accounts Date of the Company.

5.3	No guarantee, warranty or representation

Except for any guarantee or warranty implied by Law or contained in the standard terms of business disclosed in the Data Room, the Company has not given or made any guarantee, warranty, representation or similar commitment in respect of any goods or services supplied or contracted to be supplied by it.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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5.4	Related party transactions

(a)

Except as set forth in the Disclosure Letter or as disclosed in the Data Room, there are no existing contracts, transactions, indebtedness or other arrangements between the Company on the one hand and, on the other hand, any of its Shareholder, Affiliates or Seller’s Group companies or any of its officers or employees or any of the officers or employees of its shareholder, Affiliates or any member of the Seller’s Group.

(b)

Any past or present related party transactions of the type set forth in paragraph (a) (i) shall be terminated on Closing, (ii) have always been entered into at arm’s length and under normal conditions, and (iii) shall not give rise to any payment by the Company after the Closing Date other than as stipulated in the Disclosure Letter or as disclosed in the Data Room.

6.	PERSONNEL

6.1	Terms and conditions of employment

There are disclosed in the Data Room:

(a)	a list of all the Employees, including their date of commencement; and

(b)

all material terms and conditions of employment (including remuneration) generally applicable to the Employees, other than the national collective agreement for the plastics industry (convention collective nationale de la plasturgie) applied by the Company.

This information is accurate as of the date hereof, and shall remain accurate up to and including the Closing Date, subject to any resignation or dismissal under the conditions set forth in paragraph 5.(a) (iii) of this Agreement prior to the Closing Date.

6.2	Employees are only employees

The Employees are the only employees of the Company as at the date of this Agreement, and shall be its only employees as at the Closing Date, subject to any resignation or dismissal under the conditions set forth in paragraph 4.1(a) of this Schedule prior to the Closing Date.

6.3	Consultancy agreements

There are disclosed in the Data Room copies of all material consultancy agreements entered into by the Company which are subsisting at the date of this Agreement. There shall not be any other consultancy agreement or any independent contractors as at the Closing Date. For purposes of this paragraph, material shall mean any consulting agreement that has a value per annum of not less than twenty five thousand Euros (EUR 25,000) or, two hundred and fifty thousand Euros (EUR 250,000) for the whole duration of the agreement, a duration exceeding twelve (12) months or a notice period exceeding three (3) months.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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6.4	Employees’ representatives

The délégation unique du personnel of the Company is, and shall be as at the Closing Date, the only representatives of or body representing the Employees of the Company.

6.5	No changes since Last Accounts Date

Since the Last Accounts Date and save as disclosed in the Data Room or in the Disclosure Letter or provided for in the Agreement, there has been no change in the remuneration or other terms and conditions of employment of any Employee which could increase the total aggregate staff costs relating to the Company, and save as disclosed in the Data Room or in the Disclosure Letter or provided for in the Agreement there has been no increase in the remuneration of any Employee and no such change has been agreed to with any of the Employees or their representatives by the Company or any member of the Seller Group, in relation to any Employee.

6.6	No disputes or Proceedings

(a)

The Company has met and discharged in all material respects, all outstanding obligations, duties and liabilities (statutory and contractual) in relation to the Employees. For purposes of this sentence, material shall mean that any breach to discharge its obligations, duties or liabilities shall not result in a Cost exceeding twenty five thousand Euros (EUR 25,000) per breach or, if there are several breaches, two hundred and fifty thousand (EUR 250,000) in the aggregate, for the Company. Save as disclosed in the Data Room or in the Disclosure Letter there are not any pending or, to the Seller’s knowledge, threatened, Proceedings, brought by the Company or by a third party against any of the present or former employees of the Company with respect to the affairs of the Company or by the Employees against the Company, and to the Seller’s knowledge no written notice has been received by the Seller or the Company that any such Proceeding is threatened.

(b)

To the Seller’s knowledge, during the last three (3) years, the Company has not incurred any Proceeding in relation to work related accidents or occupational sickness, and any actions prior to said three (3) year period have been settled or decided with no further Costs for the Company. The Company has complied with health and safety regulations or any noncompliance has not been repetitive or persistent;

(c)

As of the date hereof, no Proceedings, (Taxes, penalties or liens with respect or relating to the Company’s collective agreements, employee benefit plans and programs are pending or threatened in writing;

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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(d)

The Company is not subject to, nor has been notified in writing of, a social security audit, investigation, request for information or social contributions reassessment nor is a party to any Proceeding by any social contributions authority, which is still pending. Any prior Proceeding in this respect has been settled or decided and is closed.

6.7	Collective Agreements – Special Arrangements

The Data Room contains a copy of all compensation and benefit programs and plans and collective agreements in force within the Company as well as of all amendments thereto, other than the national collective agreement for the plastics industry (convention collective nationale de la plasturgie) applied by the Company.

There are no compensation and benefit programs and plans or collective agreements other than those disclosed in the Data Room, and the Company does not have any obligation to create or adopt any other compensation and benefit program or plan or collective agreements.

To the Seller’s knowledge, there is no event or circumstance (other than the legal obligation to hold annual salary negotiations) which could reasonably be expected to result in an increase in the benefits under the disclosed compensation and benefit programs and plans and collective agreements and/or in the expenses required to maintain same.

Except as set forth in the Disclosure Letter, the Company (i) has materially complied with applicable Laws, regarding collective agreements and employee benefit plans and programs, and (ii) has satisfied its obligations under all applicable compulsory government sponsored pension programs, including its contribution obligations.

Except as set forth in the Disclosure Letter, the Company has materially complied with its obligations related to social contributions pursuant to applicable Laws, and has paid payable social contributions for which it is liable in a timely manner. Social contributions for which the Company is liable and for which the due date is prior to the Closing Date have been paid on their due date.

For purposes of this paragraph, material shall mean that any failure by the Company to comply with Laws or its obligations shall not result in a Cost exceeding twenty five thousand (EUR 25,000) per breach or, if there are several breaches, two hundred and fifty thousand (EUR 250,000) in the aggregate, for the Company.

6.8	No benefit on termination of office or employment

The Company has not made or agreed to make any payment or provided or agreed to provide any benefit to any present or former director or employee or any of their dependants in connection with the actual or proposed termination or suspension of their office or employment in respect of which any obligation to make any payment or provide any benefit remains outstanding.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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30 January 2012

6.9	Compliance with Laws

Without limiting the generality of sub-section 4.2 above, and except as set forth in the Disclosure Letter, the Company has materially complied since 15 June 2005 and materially complies with the applicable Laws relating to any employment matters, including employment agreements, employment practices and conditions, collective agreements, pension and welfare schemes, wages, working hours, labour relations, social security and health and safety matters. For purposes of this paragraph, material shall mean that any failure by the Company to comply with Laws or its obligations shall not result in a Cost exceeding twenty five thousand (EUR 25,000) per breach, or if there are several breaches, two hundred and fifty thousand (EUR 250,000) in the aggregate, for the Company.

6.10	Absence of additional or accelerated payments

The execution of, and performance of the transactions contemplated by, this Agreement shall not result in any additional payment, acceleration, vesting or increase in benefits with respect to any employee, former employee or director of the Company, other than a transaction bonus payable to Pierre Segol by the Company.

7.	PROPERTY MATTERS

7.1	Properties comprise all property used

The Property owned by the Company has been disclosed in the Data Room.

Except for the house owned by the Seller and occupied by Mme Anne Ponchon, details of which are in the Data Room and in relation to which the Seller does not give any Warranties of whatever nature, the Property comprises all the land and buildings owned, controlled, occupied and used by the Company or, in relation to which the Company has any right, interest or liability.

7.2	Property owned by the Company

(a)	The Company owns good and valid ownership title for the Property, and it is the sole, exclusive, true and valid owner of such owned Property;

(b)	the Property is free and clear of any Third Party Right;

(c)	the Property is free of any occupancy by any person or entity other than the Company;

(d)	to the Seller’s knowledge and save as disclosed in the Disclosure Letter, the Company has owned and operated the Property in full compliance with all applicable Authorisations and Laws;

(e)

the Company has not received any notification of eviction or expropriation or implementation of any Third Party Right with respect to all or part of any of the Property, and is not aware of any plan to that end;

(f)	save as disclosed in the Disclosure Letter, the Property is not the subject of any Proceedings; and

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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(g)	the sale of the Shares shall not entail the creation of any Encumbrance affecting the Property, or call into question any existing Authorisation(s).

7.3	No breach of covenant

To the Seller’s knowledge and save as disclosed in the Disclosure Letter, the Property is not subject to any matter which might adversely affect, in any respect, the Company’s ability to continue to carry on its existing business from the Property in either (i) substantially the same manner as at present, or (ii) which might result in a Cost for the Company other than in the ordinary course of business, and the Company is not, and is not alleged to be, in breach of any material covenant, restriction, condition or obligation (whether statutory or otherwise) affecting the Property or the conduct of the existing business at or from the Property.

7.4	Rights, etc.

To the Seller’s knowledge, the Property benefits from all permanent and legally enforceable easements and other contractual rights (if any) necessary for the continued use, enjoyment and maintenance of the Property by the Company for the purpose of its existing business carried on at or from the Property.

7.5	Options to Purchase

The Company is not a party to any agreement to purchase any real property or interest therein and the Property is not the subject of any agreement, option or similar commitment or right in this respect.

7.6	Direct Access

The Property has adequate rights of ingress and egress for the operation of the Company’s business as currently conducted.

8.	ASSETS

8.1	Sufficiency of the Assets

The Company owns or leases or is entitled to use all the material assets necessary to carry on its business in all material respects as carried on at the date of this Agreement and on the Closing Date. For the purposes of this paragraph material asset shall mean an asset with a book value in the Accounts of twenty five thousand Euros (EUR 25,000) or more.

8.2	Title to the Assets

Except for any retention of title claims of any suppliers, all of the assets of the Company are, or will at Closing be, the sole absolute property of the Company or the Company will have the right to use such Assets and there is no, or will at Closing not be, outstanding any Third Party Rights over the whole or any part of such assets other than a Permitted Encumbrance.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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8.3	Condition of the Assets

In the Seller’s reasonable opinion, all of the Company’s assets are in a reasonable operating condition given their age and use. They can be used by the Company within the framework of its activity.

8.4	Inventory

To the Seller’s knowledge and except as otherwise provided for in accordance with the Group Accounting Manual, the Company’s stock, work-in-progress and raw materials at the date of this Agreement is of merchandisable quality and can be used or sold by the Company within the framework of its activity.

9.	INSURANCE

The Data Room contains a summary of the insurance policies maintained by or covering the Company.

All policies are in full force and effect up until the Closing Date. All premiums in connection with the policies have at all time been paid and represent all of the amounts due in respect of prior financial years, and more generally, the Company complies and has always complied with all of its obligations under such policies in all material respects.

None of the insurance companies with which policies have been taken out has notified or informed either of the Company or the Seller of its intent to terminate or not renew the policies or to restrict the effect thereof.

10.	TAXATION

Since 15 June 2005:

10.1

The Company has timely and duly filed (or has had timely and duly filed on its behalf) with the appropriate Tax authorities Tax returns required to be filed (or filed on behalf of the Company). The tax returns were accurate and complete in all material respects.

10.2

The Company has duly and timely paid to the appropriate Tax authorities or reserved in accordance with French GAAP all Taxes required to be paid (including, where required, in connection with any examination or audit) or such Taxes are otherwise shown as a debt or liability in the Accounts (where such Taxes were due and payable as at the Last Account Date).

10.3

Save as disclosed in the Disclosure Letter or in the Data Room and to the Seller’s knowledge, the Company has not executed or entered into any written agreement with, or obtained of applied for any written consents or written clearances or any other Tax rulings from, not has there been any written agreement executed or entered into on behalf of any of it with any Tax authority.

10.4

Save as disclosed in the Disclosure Letter or in the Data Room and to the Seller’s knowledge, material records, documentation, returns which the Company is required to keep for Taxation purposes (including in relation to transfer pricing and electronic bookkeeping Tax rules) have been duly kept and are available for inspection at the premises of the Company.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Private & Confidential

30 January 2012

10.5

Save as disclosed in the Disclosure Letter or in the Data Room and to the Seller’s knowledge, the Company is not a party to or bound by any obligation under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement, other than the existing Tax Grouping agreement entered into between the Seller and the Company.

10.6

The Company has at all times been a French resident for Tax purposes and is not and has not at any time been treated as resident in any other jurisdiction for any Tax purpose (including any double taxation arrangement). The Company is not or has not been subject to Tax in any jurisdiction other than France by virtue of having a permanent establishment, a permanent representative or other place of business or taxable presence in the jurisdiction. No claim has been made by a Taxing authority in a jurisdiction other than France.

10.7

A Tax audit of the Company has been conducted for the fiscal years ending December 2005, 2006 and 2007, and the findings thereof have been fully disclosed to the Purchaser. The Company has not received notice of any other inspection, inquiry or audit with respect to payment of or liability for any Taxes, which are still pending.

11.	INTELLECTUAL PROPERTY AND COMPUTER SYSTEMS

11.1	Company’s Intellectual Property

The Company does not own any patent or trademark

11.2	Infringement by the Company

To the Seller’s knowledge, no part of the business as currently carried on by the Company, no products manufactured, marketed or sold by the Company, and no Intellectual Property rights used by the Company infringe, violate or constitute the unauthorized use of any Intellectual Property rights of any other person , nor gives rise to any obligation to pay any royalty, remuneration or other similar sum relating to the use of Intellectual Property and no written notice alleging any such obligation has been received by the Company .

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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30 January 2012

11.3	Sufficiency

Save for any rights in the name “Vita” “the Vita Group” and any other similar words or tradenames, the Company owns and possesses or has the right to use pursuant to a valid and enforceable written licence, sublicence, agreement or permission, all Intellectual Property necessary and material for the operation of its business as presently conducted. Save for any rights in the name “Vita” “the Vita Group” and any other similar words or tradenames, each material item of Intellectual Property owned or used by the Company will be owned or available for use by the Company after the Closing on substantially the same terms and conditions as immediately prior to Closing.

12.	SYSTEMS

12.1	Ownership

The components of the IT systems of the Company are owned by, or licensed or leased to, the Company. The Company has not, since 15 June 2005, received written notice from a third party alleging that the Company is in default under licences or leases relating to the IT systems of the Company or, if it has received notice, no such issue is still subsisting. To the Seller’s knowledge, the IT systems of the Company have not, since 15 June 2005, failed to any material extent and the data that they process has not been corrupted to any material extent.

13.	ENVIRONMENTAL MATTERS

13.1	Compliance

(a)	Save as disclosed in the Disclosure Letter, the Company holds the Environmental Permits which are necessary to operate its business.

(b)

Save as disclosed in the Disclosure Letter, the activities of the Company are conducted and have been conducted in material compliance with all Environmental Laws and Environmental Permits. For purposes of this paragraph, material shall mean that any breach of Environmental Laws or Environmental Permits shall neither prevent the Company from carrying on its activity or holding its assets, nor result in a Cost exceeding twenty five thousand Euros (EUR 25,000) per breach or, if there are several breaches, two hundred and fifty thousand Euros (EUR 250,000) in the aggregate, for the Company.

13.2	No Proceedings

(a)

Save as disclosed in the Disclosure Letter, there are no Proceedings and, to the Sellers’ knowledge, there are no grounds for, or threat of any Proceedings being initiated in respect of Environmental Matters, and the Company has not received:

(i)	any written notice, complaint or communication from any local authority, agency, body, other Governmental Entity or third party; or

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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(ii)	any written notice of any actual, pending or threatened civil, criminal or administrative Proceeding,

in any such case alleging or specifying any breach of, or liability under, any Environmental Laws by the Company.

(b)	The Company does not own or operate on the Property underground storage tanks.

14.	PRODUCT LIABILITY

All products manufactured or sold by the Company on or before the Closing Date are suitable for normal use by their customers.

Save as disclosed in the Disclosure Letter, the Company has not received at the date of the Agreement, any written notification of a claim or dispute relating to the products manufactured or distributed by it and there is no pending or threatened Proceeding in this respect. The Company has not received any order from any Governmental Entity or any request from any customers to recall any of the products manufactured or distributed by them or to inform their customers of a defect in any of such products.

To the Seller’s knowledge, and as otherwise disclosed in the Data Room or Disclosure Letter, none of the products manufactured or sold by the Company up to the Closing Date contain any defect that could reasonably entail the liability of the Company

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Private & Confidential

30 January 2012

SCHEDULE 4

INDEMNIFICATION AND LIMITATIONS ON LIABILITY

The Seller hereby undertakes to compensate and hold the Purchaser harmless from and against any Costs arising as a result of a Claim. Any compensation received by the Purchaser as a result of the above shall be equal to the aggregate of all of the Costs born by the Company, the Purchaser and/or any member of the Purchaser Group.

Any Claim by the Purchaser shall be governed by the principles set forth in Sections 5 and 8 of the Agreement and be subject to the limitations set forth below.

1. TIME LIMITS

The Seller shall not be liable for any Claim unless the it receives from the Purchaser written notice (within 45 days of the Purchaser becoming aware of the matter, event, circumstance, fact or act which giving rise to such Claim (it being stipulated that failure by the Purchaser to respect the notification time limits provided for in this clause will not release the Seller from its obligations in respect of the Warranty giving rise to the Claim, but will result in the compensation received by the Purchaser being reduced by the supplemental Costs resulting from such delay)) containing reasonably specific details of the Claim including, to the extent possible, the Purchaser’s estimate (on a without prejudice basis) of the amount of the Claim on or prior to the date that is (i) 24 months from the Closing Date, or (ii) the third anniversary date of the Closing Date for Claims relating to Tax, social security matters and Environment. For the sake of clarity, it is specified that any Claim notified by the Purchaser to the Seller within the above-mentioned time periods shall remain valid until satisfaction, settlement or waiver thereof, even if such satisfaction, settlement or waiver occurs after expiry of the above-mentioned time periods.

2. THRESHOLDS FOR CLAIMS

The Seller shall not be liable for any single Claim:

(a)

unless the amount of the liability pursuant to that single Claim exceeds EUR twenty five thousand (€ 25,000) (net of any relief that might be claimed by the Company or the Purchaser in respect of such Claim); and

(b)

unless the aggregate amount of the liability of the Seller for all Claims not excluded by sub paragraph (a) exceeds EUR two hundred and fifty thousand (€ 250,000) and if this amount is exceeded the Purchaser shall be entitled to only claim the excess over the EUR two hundred and fifty thousand (€ 250,000) threshold.

3. MAXIMUM LIMIT FOR ALL CLAIMS

Other than in respect of a Claim brought for breach of any Warranty set out in paragraphs 1.3, 1.4, 1.7, 1.8, 1.9 and 1.10 of Schedule 3, the aggregate amount of the liability of the Seller for all Claims made under or in connection with this Agreement shall not exceed an amount equal to twenty five percent (25%) of the Final Price. In respect of a Claim brought for breach of any Warranty set out in paragraphs 1.3, 1.4, 1.7, 1.8, 1.9 and 1.10 of Schedule 3, the aggregate amount of the liability of the Seller for all Claims made under or in connection with this Agreement shall not exceed an amount equal to the Final Price.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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30 January 2012

4. CLAIM TO BE WITHDRAWN UNLESS LITIGATION COMMENCED

Any Claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn six months after the notice is given pursuant to paragraph 1 of this Schedule or, in the case of a contingent liability, six months after that liability becomes an actual liability, unless legal proceedings in respect of it have been commenced by being both issued and served. No new Claim may be made in respect of the facts, matters, events or circumstances giving rise to any such withdrawn Claim.

5. MATTERS DISCLOSED

The Seller shall not be liable for any Claim if and to the extent that the fact, matter, event or circumstance giving rise to such Claim is fairly disclosed by or under this Agreement, or any other Transaction Document or any document disclosed in the Data Room (for this purpose, “fairly disclosed” shall mean made in a manner reasonably apparent and sufficient to allow the Purchaser to (i) identify the impact of such fact, matter, event or circumstance on the Company and/or each relevant Seller Warranties ), and (ii) assess with reasonable accuracy the amount of the Cost(s) which will result from such fact, matter or event.

6. MATTERS PROVIDED FOR OR TAKEN INTO ACCOUNT IN THE ACCOUNTS OF THE COMPANY

The Seller shall not be liable for any Claim if and to the extent that the fact, matter, event or circumstance giving rise to the Claim is fairly disclosed or identified or specifically provided for or specifically reserved for in the Accounts or the Management Accounts of the Company.

7. CONTINGENT LIABILITIES

If any Claim is based upon a liability which is contingent only, the Seller shall not be liable to pay unless and until such contingent liability becomes an actual liability (but the Purchaser has the right under paragraph 1 of this Schedule to give notice of that Claim before such time).

8. NO LIABILITY FOR CLAIMS ARISING FROM ACTS OR OMISSIONS OF THE PURCHASER

The Seller shall not be liable for any Claim to the extent that it would not have arisen but for, or has been increased or not reduced as a direct result of, any voluntary act, omission or transaction carried out:

(a)

after Closing by the Purchaser or any other member of the Purchaser Group (or its respective directors, employees or agents or successors in title) outside the ordinary and usual course of business of the Company; or

(b)	before Closing by any member of the Seller Group or the Company at the written direction or written request of the Purchaser or any other member of the Purchaser Group.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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9. DUTY TO MITIGATE

The Purchaser shall procure that all reasonable steps are taken to avoid or mitigate any loss or damage which it or any other member of the Purchaser Group may suffer in connection with any Claim, provided that such steps shall not be taken where, in the reasonable opinion of the Purchaser, they would constitute a serious risk for the Company or would be materially detrimental to the interest, prospect or situation of the Company.

10. INSURED CLAIMS

If the amount of a Claim can be recovered by the Company under a policy of insurance, the amount of the Claim shall be reduced by the proceeds actually received by the Company pursuant to said policy of insurance. or would have been so recovered if the policies of insurance effected by or for the benefit of the Company after Closing had been maintained after Closing on no less favourable terms than those existing at the Closing Date.

11. RECOVERY FROM A THIRD PARTY AFTER PAYMENT FROM SELLER

Where the Seller has made a payment to the Purchaser in relation to any Claim and the Purchaser or other member of the Purchaser Group is entitled to recover (whether by insurance, payment, discount, credit, relief or otherwise) from a third party a sum which indemnifies or compensates the Purchaser or other member of the Purchaser Group (in whole or in part) in respect of the Costs which is the subject of a Claim, the Purchaser, or relevant member of the Purchaser Group shall (i) promptly notify the Seller of the fact and provide such information as the Seller may reasonably require (ii) take all reasonable steps or proceedings as the Seller may require to enforce such right provided that such steps or proceedings shall not be taken where, in the reasonable opinion of the Purchaser, they would constitute a serious risk to the Company or would be materially detrimental to the interest, prospect or situation of the Company or the Purchaser and (iii) pay to the Seller no later than fifteen (15) days after receipt an amount equal to the amount recovered from the third party (net of Taxation and less any reasonable costs of recovery) up to a maximum amount equal to the payment made by the Seller to the Purchaser referred to in this paragraph 11.

12. NO LIABILITY FOR LEGISLATION OR CHANGES IN RATES OF TAX

The Seller shall not be liable for any Cost or the portion of any Cost resulting from a Claim if and to the extent the Claim is only attributable to or the amount of such Claim increased as a result of, any (i) legislation not in force at the date of this Agreement (ii) change of law (or any change in interpretation on the basis of case law), regulation, directive, requirement or administrative practice or (iii) change in the rates of Taxation in force at the date of this Agreement.

13. NO DOUBLE RECOVERY

The Purchaser shall not be entitled to receive compensation hereunder more than once in respect of each Cost suffered by the Company, the Purchaser and/or any member of the Purchaser Group.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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14. WAIVER OF RIGHT SET OFF

The Purchaser waives and relinquishes any right of set off or counterclaim, deduction or retention which they might otherwise have in respect of any Claim against or out of any payments which the Purchaser may be obliged to make (or procure to be made) to the Seller pursuant to this Agreement or otherwise.

15. SELLER TO HAVE OPPORTUNITY TO REMEDY BREACHES

If a breach of the Seller’s Representations and Warranties or covenants hereunder or other matter giving rise to a Claim is capable of remedy, the Purchaser shall only be entitled to compensation if it gives the Seller written notice of the breach (or other matter) and the breach (or other matter) is not remedied by or on behalf of the Seller within 30 days after the date on which such notice is served on the Seller or, earlier the situation requires that the breach in question be remedied with a shorter period or, later if the Claim cannot be remedied within such 30-day period. Without prejudice to its duty to mitigate any loss in the conditions set forth in paragraph 8 above, the Purchaser shall (or shall procure that any relevant member of the Purchaser Group shall) provide, at the Seller’s cost, all reasonable assistance to the Seller to remedy any such breach, or other matter (as the case may be).

The Purchaser shall not be entitled to bring any Claim for Costs resulting from a fact or an event, if prior to its execution of the Offer Letter, the Purchaser was aware of said fact or event, knew that Seller made a misrepresentation in connection with said fact or event, and that it was likely that said misrepresentation would result in a Claim being made.

16. CLAIMS ONLY TO BE BROUGHT UNDER RELEVANT WARRANTIES

The Purchaser acknowledges and agrees that the only Warranties given in relation to Tax or Personnel or any related claims, liabilities or other Tax or Personnel matters (Tax and Personnel Matters) are those set out in paragraphs 6 and 10 of Schedule 3 and no other Warranty is given in relation to Tax and Personnel Matters.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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SCHEDULE 5

EMPLOYEES

[SCHEDULE REDACTED]

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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SCHEDULE 6

POST CLOSING FINANCIAL ADJUSTMENTS AND PRICE ADJUSTMENTS

Part A: Preliminary

1.	In preparing the Closing Statement or the accounts as at December 31, 2011 for the purpose of calculating the Net Asset Value and the French GAAP EBITDA:

(a)

the items and amounts to be included in the calculation of the Net Asset Value, the French GAAP EBITDA, the Debt, the Cash and the Inter-Company Non-Trading Debt for the purposes of the Closing Statement shall be identified by applying the relevant definition in Schedule 7 (subject, where applicable, to the provisions of Part A of this Schedule 6);

(b)

in applying each such definition and the provisions of Part A of this Schedule and determining which items and amounts are to be included in the Closing Statement or for the purpose of calculating the Net Asset Value or the French GAAP EBITDA, if and to the extent that the treatment or characterisation of the relevant item or amount or type or category of item or amount:

(i)	is dealt with in the specific accounting treatments set out in Part B of this Schedule (the Specific Accounting Treatments), the relevant Specific Accounting Treatment(s) shall apply;

(ii)

is not dealt with in the Specific Accounting Treatments but is dealt with in the accounting principles, policies, treatments, practices and categorisations set out in the Group Accounting Manual (the Group Accounting Manual Principles), the applicable Group Accounting Manual Principle(s) shall apply; and

(iii)

is not dealt with in the Specific Accounting Treatments or the Group Accounting Manual Principles or requires the exercise of accounting discretion and judgement in relation to Group Accounting Manual Principles, but is provided for in the accounting principles, policies, treatments, practices and categorisations used in the preparation of the audited accounts for the Company for the year ended 31 December 2010 (the Accounting Principles), the applicable Accounting Principle(s) shall apply (including in relation to the exercise of accounting discretion and judgement.

(iv)	is not dealt with in either the Specific Accounting Treatments, the Group Accounting Manual Principles or the Accounting Principles, French GAAP shall apply.

2. None of the following are included in Debt, Cash or Inter-Company Non-Trading Debt and, accordingly, shall not be included in the Closing Statement:

(a)	any record of, or provision or accrual for, any liability of the Company in respect of pension, retirement indemnity or other post retirement benefits;

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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(b)	the amount of any contingent liability;

(c)	any amount in respect of deferred Tax (whether as a liability or an asset);

(d)	any liability in respect of fixed assets;

(e)

save as provided in Part B of this Schedule, any amount in respect of corporation tax, group relief or any other amount in respect of Tax on income, profits or gains (whether as a creditor, provision, debtor or otherwise); and

(f)

any amounts in respect of liabilities (contingent or otherwise) for which the Seller has a Claim against the Purchaser and/or any of the Purchaser’s Affiliates under the terms of the Transaction Documents; and

(g)	any costs incurred by the Company in connection with the Proposed Transaction.

3. For the purposes of calculating Debt, Cash, Inter-Company Non-Trading Debt, the Net Asset Value or the French GAAP EBITDA, any amounts which are to be included in any such calculation which are expressed in a currency other than Euros shall be converted into Euros at the Exchange Rate as at the Closing Date.

Part B: Specific Accounting Treatments

The following Specific Accounting Treatments shall apply in the preparation of the Closing Statement or the accounts as at 31 December 2011 and for the purpose of the calculation of the Net Asset Value and French GAAP EBITDA:

1. Information available for Closing Statement. Information available up until Closing only shall be taken into account insofar as it provides evidence of the state of affairs of the Company at Closing. The Closing Statement will reflect the position of the Company as at Closing and will not take into account the effects of any post Closing reorganisations or, in any way, the post Closing intentions or obligations of the Purchaser.

2. No re-appraisal of asset values. Neither the Net Asset Value calculation, nor the Closing Statement shall re-appraise the value of any of the assets of the Company as a result of the change in its ownership (or any changes in the business of the Company since Closing following such change in ownership) except only as specifically set out in this Schedule.

Part C: Closing Statement

1. The Seller shall, or at the Seller’s discretion shall procure that the Seller’s accountants shall, as soon as practicable after Closing prepare a draft statement (the Closing Statement) showing the Debt, Cash and Inter-Company Non-Trading Debt. The Closing Statement shall be in the form set out in Part III of Exhibit A. The Seller shall deliver the draft Closing Statement to the Purchaser within 30 days after Closing.

2. To enable the Purchaser to review the Closing Statement and present any objections in accordance with paragraph 3 of this Part C, the Seller shall, and shall procure that each other member of the Seller Group shall, following the issue of the Closing Statement give the

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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Purchaser and its advisers (including its accountants) reasonable access at all reasonable times to all records, working papers and other information relating to the Closing Statement and any other submissions by or on behalf of the Seller in relation to the Closing Statement and generally shall provide the Purchaser and its advisers (including its accountants) (at their cost) with such other information and assistance as the Purchaser and its advisers (including its accountants) may reasonably request in order to analyse the basis of compilation of the Closing Statement and any other submissions by or on behalf of the Seller in relation to the Closing Statement including that it has been prepared in accordance with this Schedule 6.

3. The Purchaser shall notify the Seller in writing (an Objection Notice) within 45 days after receipt whether or not it accepts the draft Closing Statement for the purposes of this Agreement. An Objection Notice shall set out in sufficient detail the Purchaser’s reasons for such non acceptance and specify the adjustments which, in the Purchaser’s opinion, should be made to the draft Closing Statement in order for it to comply with the requirements of this Agreement. Except for the matters specifically set out in the Objection Notice, the Purchaser shall be deemed to have agreed the draft Closing Statement in full.

4. If the Purchaser serves an Objection Notice in accordance with paragraph 3, the Seller and the Purchaser shall use all reasonable efforts to meet and discuss the objections of the Purchaser and to agree the adjustments (if any) required to be made to the draft Closing Statement, in each case within 15 days after receipt by the Seller of the Objection Notice.

5. If the Purchaser is satisfied with the draft Closing Statement (either as originally submitted or after adjustments agreed between the Seller and the Purchaser pursuant to paragraph 4) or if the Purchaser fails to give an Objection Notice within the 45 day period referred to in paragraph 3, then the draft Closing Statement (incorporating any agreed adjustments) shall constitute the Closing Statement for the purposes of this Agreement.

6. If the Seller and the Purchaser do not reach agreement within 15 days of receipt by the Seller of the Objection Notice, then the matters in dispute may be referred (on the application of either the Seller or the Purchaser) for determination by Ernst & Young or, if that firm is unable or unwilling to act, by such other independent French firm of chartered accountants of international standing as the Seller and the Purchaser shall agree or, failing agreement, appointed by the President for the time being of the Paris Commercial Court (the Firm). The Firm shall be requested to make its decision within 45 days (or such later date as the Seller, the Purchaser and the Firm agree in writing) of confirmation and acknowledgement by the Firm of its appointment. The following provisions shall apply once the Firm has been appointed:

(a)

the Seller and Purchaser shall each prepare a written statement within 15 days of the Firm’s appointment on the matters in dispute which (together with the relevant supporting documents) shall be submitted to the Firm for determination and copied at the same time to the other;

(b)

following delivery of their respective submissions, the Purchaser and the Seller shall each have the opportunity to comment once only on the other’s submission by written comment delivered to the Firm not later than 10 days after receipt of the other’s submission and, thereafter, neither the Seller nor the Purchaser shall be entitled to make further statements or submissions except insofar as the Firm so requests (in which case it shall, on each occasion, give the other party (unless otherwise directed) 15 days to respond to any statements or submission so made);

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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(c)

in giving its determination, the Firm shall state what adjustments (if any) are necessary, solely for the purposes of this Agreement, to the draft Closing Statement in respect of the matters in dispute in order to comply with the requirements of this Agreement and to determine finally the Closing Statement; and

(d)

the Firm shall act as an expert (and not as an arbitrator) in making its determination which shall, in the absence of manifest error, be final and binding on the parties and, without prejudice to any other rights which they may respectively have under this Agreement, the parties expressly waive, to the extent permitted by law, any rights of recourse they may otherwise have to challenge it.

7. The Seller and the Purchaser shall each be responsible for their own costs in connection with the preparation, review and agreement or determination of the Closing Statement. The fees and expenses of the Firm shall be borne equally between the Seller and the Purchaser.

8. To enable the Seller to meet its obligations under this Part, the Purchaser shall provide to the Seller and the Seller’s accountants such reasonable access as they may require at all reasonable times to the books and records, employees and premises of the Company and, where relevant, of the Purchaser or any of its Affiliates for the period from the Closing Date to the date that the draft Closing Statement is agreed or determined. If the Purchaser serves an Objection Notice, it shall ensure that the Seller and the Seller’s accountants shall be given reasonable access to the Purchaser’s and the Purchaser’s accountants’ working papers relating to the adjustments proposed in the Objection Notice and any other submissions by or on behalf of the Purchaser in relation to the Closing Statement. The Purchaser shall co operate fully with the Seller and shall permit the Seller and/or the Seller’s accountants to take copies (including electronic copies) of the relevant books and records and shall provide all assistance reasonably requested by the Seller to facilitate the preparation of the Closing Statement.

9. The Seller and the Purchaser shall each use all reasonable endeavours to procure that all records, working papers and other information within their or any member of their respective group’s respective possession or control as may be reasonably required by the Firm for the purposes of this Part, shall be made available upon a request for them and each of the Seller and the Purchaser shall generally render all assistance necessary for the determination of the Closing Statement.

10. When the Closing Statement has been agreed or determined in accordance with the preceding paragraphs, then the amounts shown in the Closing Statement as the Debt, Cash and Inter-Company Non-Trading Debt for each Company shall be final and binding for the purposes of this Agreement.

The provision of any accountants working papers pursuant to paragraphs 2 and 8 of this Part or otherwise shall be subject to the agreement of such release letters as the relevant accountants may require.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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Part D: Accounts calculated as at 31 December, 2011, Net Asset Value and French GAAP EBITDA

1. The Seller shall, or at the Seller’s discretion shall procure that the Seller’s accountants shall, as soon as practicable after Closing prepare: (i) a draft of the accounts of the Company as at December 31, 2011 showing the Net Asset Value, and (ii) a draft of the French GAAP EBITDA calculation in accordance with the principles set out in Part A, Part B of Schedule 6 and Exhibit B. The Seller shall deliver the draft accounts and the French GAAP EBITDA calculation to the Purchaser within 30 days after Closing.

2. The provisions of Part C of Schedule 6 shall apply mutatis mutandis to the preparation of the accounts as at December 31, 2011 and the final determination of the Net Asset Value and the French GAAP EBITDA.

Part E: Financial Adjustments – Price Adjustments

1. When the Closing Statement, the Net Asset Value and the French GAAP EBITDA have been finally agreed or determined in accordance with Exhibit B, Part C and Part D of Schedule 6, the following adjustments shall be made to the Initial Price:

Debt

2. In relation to Debt:

(a)	if the aggregate Debt of the Company is less than the Estimated Debt, then the Purchaser shall pay an amount equal to the difference to the Seller; or

(b)	if the aggregate Debt of the Company is greater than the Estimated Debt, then the Seller shall pay an amount equal to the difference to the Purchaser.

Cash

3. In relation to Cash:

(a)	if the aggregate Cash of the Company is greater than the Estimated Cash, then the Purchaser shall pay an amount equal to the difference to the Seller; or

(b)	if the aggregate Cash of the Company is less than the Estimated Cash, then the Seller shall pay an amount equal to the difference to the Purchaser.

Inter-Company Non-Trading Debt

4. In relation to Inter-Company Non-Trading Debt:

(a)

if the amount of the Inter-Company Non-Trading Payables is greater than the Estimated Inter-Company Non-Trading Payables or if the amount of the Inter-Company Non-Trading Receivables is less than the Estimated Inter-Company Non-Trading Receivables, then the Seller shall pay to the Purchaser an amount in Euros equal to the difference;

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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(b)

if the amount of the Inter-Company Non-Trading Payable is less than the Estimated Inter-Company Non-Trading Payable or if the amount of the Inter-Company Non-Trading Receivables is greater than the applicable Estimated Inter-Company Non-Trading Receivables, then the Purchaser shall pay to the Seller an amount equal to the difference.

If any amount required to be paid under 0 in respect of any Inter-Company Non-Trading Debt is expressed in a currency other than Euros, the corresponding amount in Euros to be paid under this paragraph 4 shall be calculated by converting that amount into Euros at the Exchange Rate as at the Business Day which is two clear Business Days before payment is required to be made under paragraph 7 below.

5. In relation to Net Asset Value:

(a)	if the Net Asset Value is more than EUR 2.121.679, the Purchaser shall pay an amount equal to the difference to the Seller;

(b)	if the Net Asset Value is less than 2.071.679, the Seller shall reimburse an amount equal to the difference to the Purchaser.

6. In relation to the EBITDA Management Accounts:

(a)	if the EBITDA Management Accounts is more than EUR 6.100.000, the Purchaser shall pay an amount equal to the difference to the Seller multiplied by 8;

(b)	if the EBITDA Management Accounts is less than 5.9000.000, the Seller shall reimburse an amount equal to the difference to the Purchaser multiplied by 8.

7. In relation to the French GAAP EBITDA:

(a)

if French GAAP EBIDTA is at least EUR 150,000 higher or more than EBITDA Management Accounts, the Purchaser shall pay to the Seller an amount equal to the difference of EBITDA Management Accounts and the amount of French GAAP EBITDA multiplied by 8;

(b)

if French GAAP EBIDTA is at least EUR 150,000 lower or more than EBITDA Management Accounts, the Seller shall reimburse to the Purchaser an amount equal to the difference of EBITDA Management Accounts and the amount of French GAAP EBITDA multiplied by 8;

8. In no circumstances, shall the Price Adjustments as defined in Schedule 7 and calculated pursuant to paragraphs 5, 6 and 7 of Part E of this Schedule 6 have an upwards or a downwards effect on the Final Price in excess of EUR 2,000,000, which means that the Final Price shall in no event be more than EURO fifty million (€ 50,000,000) or less that EURO forty six million (€ 46,000,000).

General

9. Any payment required to be made pursuant to any of paragraphs 2 to 6 inclusive of this Part E shall be paid by the Seller or the Purchaser (as the case may be) together with an

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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amount equal to interest on such payment at the LIBOR plus 1 per. cent for the period from (but excluding) the Closing Date to (and including) the due date for payment pursuant to the relevant clause, calculated on a daily basis.

10. To the extent that the amount of interest (if any) payable pursuant to paragraph 4 of 0 (the Actual Interest Amount) in respect of the difference between the Estimated Inter-Company Non-Trading Payables and the actual amount of the Inter-Company Non-Trading Payables, or in respect of the difference between the Estimated Inter-Company Non-Trading Receivables and the actual amount of the Inter-Company Non-Trading Receivables, is not the same as the amount of interest which would otherwise be payable in respect of that difference pursuant to paragraph 5 above, then the amount of interest payable pursuant to paragraph 5 above in respect of the Inter-Company Non-Trading Debt shall equal the Actual Interest Amount.

11. Seller and Purchaser agree that, once the Closing Statement, the Net Asset Value and the French GAAP EBITDA have been agreed or determined in accordance with Exhibit B and the provisions of Part C and Part D of this Schedule 6, the sums which each is respectively obliged to pay pursuant to this Part E shall be aggregated and set off against each other. Whichever of the Seller or Purchaser is then left with any payment obligation under this Part E shall make the applicable payment(s) within 5 Business Days of the date on which the Closing Statement is agreed or so determined. Any such payment shall be made in accordance with the provisions of clauses 12.1 or 12.2 of this Agreement, as the case may be.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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SCHEDULE 7

DEFINITIONS AND INTERPRETATION

In this Agreement, the following words and expressions shall have the following meanings:

Accounting Principles has the meaning given in paragraph 1(b)(iv) of Part A of Schedule 6;

Accounts means:

(a)	the audited balance sheet (“bilan”) of the Company; and

(b)	the audited profit and loss account (“compte de résultat”) of the Company;

in each case, as at the Last Accounts Date in respect of that financial year, as set out in the Data Room, together with any notes, reports, statements or documents included in or annexed or attached to them;

Actual Interest Amount has the meaning given in paragraph 7 of Part E of Schedule 6;

Affiliate means in relation to any party, any direct or indirect subsidiary or Parent Company (direct or indirect) of that party and any direct or indirect subsidiary of any such Parent Company, in each case from time to time;

Agreed Form means, in relation to a document, the form of that document which has been initialled on the date of this Agreement for the purpose of identification by or on behalf of the Seller and the Purchaser (in each case with such amendments as may be agreed by or on behalf of the Seller and the Purchaser);

Authorization means any permit, filing, notarisation, certificate, approval, consent, authorisation, clearance, licence, exemption, authority, absence of prohibition or restriction of any kind whatsoever, enacted, expressly granted or deemed to be granted by lack of action by any Governmental Entity, as well as any corporate, creditors or shareholders’ approvals or consents.

Business Day means any day (other than a Saturday or Sunday) on which banks generally are open in London and Paris for the transaction of normal banking business;

Cash means, in relation to the Company, the aggregate of its cash (whether in hand or credited to any account with any banking, financial, acceptance credit, lending or other similar institution or organisation) and its cash equivalents, including all interest accrued thereon, as at the Closing Date, as shown by the books of the Company (but, for the avoidance of doubt, excluding any Inter-Company Non-Trading Receivables (and any interest thereon) and all items to be treated as debtors in Working Capital);

Claim means any claim brought by the Purchaser under or for breach of this agreement by the Seller, including without limitation any claim for breach of any of the Warranties or any of the Seller’s covenants hereunder;

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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Closing means completion of the sale and purchase of the Shares in accordance with the provisions of this Agreement;

Closing Date has the meaning given in clause 4.1;

Closing Statement has the meaning given in Part C of Schedule 6;

Company means Elian, a société par actions simplifiée, a company incorporated in France with registered office ZI sud- 570, rue de L’Ange, 01810 Bellignat, and whose identification number is 760 200 097 R.C.S. Bourg en Bresse;

Confidential Information has the meaning given in clause 14;

Costs means charges, losses, claims, actions, damages and other payments, costs (including reasonable legal costs) and expenses (including Taxation) or other liabilities of any kind in each case of any nature whatsoever resulting from a breach of this agreement by the Seller, including without limitation any Cost resulting from a breach of any of the Warranties or any of the Seller’s covenants hereunder;

Data Room means the data room comprising the documents and other information relating to the Company, the Seller and other members of the Seller Group made available to the Purchaser and its advisers as listed on the data room index in the Agreed Form ;

Debt means (excluding double counting) indebtedness of the Company on the Closing Date excluding (i) the Inter Company Debt, (ii) the GE Debt, (iii) any item treated as credit (as set out on page 58 of the Group Accounting Manual) and (iv) any trading debt, and comprising: (x) all third party financial debt including all off-balance sheet debt, capital leases and other interest-bearing liabilities (net of excess cash or cash equivalents) (y) guarantees or comfort letters, which may result in cash outflows post-Closing and (z) asset purchases structured as instalment agreements, and deferred payments (excluding payments that have been deferred in accordance with usual practice);

Debt Free/Cash Free Price means EUR 48.000.000;

Default Interest means interest at 12 per cent (12%) per annum;

Disclosure Letter means the disclosure letter in the Agreed Form having the same date as this Agreement from the Seller to the Purchaser;

Distribution means the EUR 3,000,000 interim dividend and the EUR 21,300,000 reserves distribution paid by the Company to the Seller on 22 December 2011;

Due Date has the meaning given in clause 12.2;

Due Sum has the meaning given in clause 12.2;

EBITDA Management Accounts means the EBITDA of the Company for the year ended 31 December 2011 as calculated in accordance with the Group Accounting Manuals on the basis set out in Schedule 8;

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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French GAAP EBITDA means the EBITDA of the Company for the year ended 31 December 2011, calculated on a basis consistent with that shown in Exhibit B (1) and (2);

Employees means the employees of the Company as at the date of this Agreement and the Closing Date, and whose names are set out in Schedule 5;

Environment means all or any of the following media, namely air (including the air within buildings or other natural or man-made structures above or below ground), water or land;

Environmental Laws means all international, European Union, national, state, federal, regional or local Laws (including common law, statute law, civil and criminal law), which are in force and binding at the Closing Date relating to Environmental Matters;

Environmental Matters means in relation to the business of the Company all matters relating to the pollution or protection of the Environment, including air, noise, odour, ground water, surface water, underground water, soil, subsoil, natural resources, human health and safety or the health of animals and plants or to the use, storage, handling, release or disposal of any waste or hazardous or toxic substances;

Environmental Permits means any Authorizations required under or in relation to Environmental Laws as applicable to the Company or relating to the carrying on of the business of the Company;

Estimated Cash means the estimate of what the Cash attributable to the Companies will be at Closing, as shown in Part I of Exhibit A;

Estimated Debt means the estimate of what the Debt attributable to the Company will be as at Closing, as shown in Part I of Exhibit A;

Estimated Inter-Company Non-Trading Debt means the difference between any Estimated Inter-Company Non-Trading Payables and any Estimated Inter-Company Non-Trading Receivables;

Estimated Inter-Company Non-Trading Payables means the estimate of what the Inter-Company Non Trading Payables owed by the Company will be at Closing, as shown in Part I of Exhibit A;

Estimated Inter-Company Non-Trading Receivables means the estimates of what the Inter-Company Non-Trading Receivables owed to the Company will be at Closing, as shown in Part I of Exhibit A;

Exchange Rate means, with respect to a particular currency for a particular day, the spot rate of exchange (the closing mid point) for that currency into Euros on such date as published in the London edition of the Financial Times first published thereafter or, where no such rate is published in respect of that currency for such date, at the rate quoted by Lloyds TSB Bank plc as at the close of business in London on such date;

Final Price has the meaning given in clause 3.1;

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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Financial Adjustments means any adjustment(s) required in accordance with Part E of Schedule 6;

French GAAP means generally accepted accounting principles in France as set out in the French commercial code (Code de commerce) and the Plan Comptable Général resulting from Règlement CRC n° 99-03, as amended from time to time;

GE Factoring Facility means the facility provided by GE Factofrance to the Company, pursuant to the amendment agreement to the factoring agreement dated 3 November 2011 and entered into by GE Factofrance, the Company and the Seller;

GE Debt has the meaning given to it in clause 3.2(b);

Governmental Entity means any supra-national, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof including any court, commission or agency empowered to enforce competition law) or any quasi-governmental or private body exercising any regulatory, Taxing, importing or other governmental or quasi-governmental authority, including the European Union;

Group Accounting Manual means the Vita Group Accounting Manual issued June 2007, including amendments from time to time;

Group Accounting Manual Principles has the meaning given in paragraph 1(b)(ii) of Part A of Schedule 6;

Group Relief means the surrender of any tax loss or other relief (including without limitation any tax, tax refund or credit) or any reallocation of any gain, loss, disposal or other matter for any Tax purpose;

Initial Price has the meaning given in clause 3.2;

Inter Company Debt means the Inter-Company Non-Trading Debt and the Inter-Company Trading Debt;

Inter-Company Non-Trading Debt means, in relation to the Company, any Inter-Company Non-Trading Payables and any Inter-Company Non-Trading Receivables;

Inter-Company Non-Trading Payables means, in relation to the Company, any amounts owed as at Closing by the Company to any member of the Seller Group (which are neither Inter-Company Trading Debt nor amounts in respect of Tax or group relief), together with accrued interest, if any, up to the date of Closing on the terms of the applicable debt;

Inter-Company Non-Trading Receivables means, in relation to the Company, any amounts owed as at Closing to the Company by any member of the Seller Group (which are neither Inter-Company Trading Debt nor amounts in respect of Tax or group relief), together with accrued interest, if any, up to the date of Closing on the terms of the applicable debt;

Inter-Company Trading Debt means all amounts owed, outstanding or accrued in the ordinary course of trading, including any VAT arising on such amounts, as between any

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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member of the Seller Group and the Company as at Closing in respect of inter-company trading activity and the provision of services, facilities and benefits between them; for the avoidance of doubt, Inter-Company Trading Debt:

(a)

includes, where applicable, amounts owed in respect of salaries or other employee benefits (including payroll taxes thereon but excluding any bonuses and related taxes), insurance (including health and motor insurance), pension and retirement benefit payments, management training and car rental payments paid or management services provided between them up to Closing; but

(b)

excludes amounts due in respect of matters which would in the ordinary course of business of the Company remain outstanding or otherwise have the characteristics of an intra group loan and also excludes any amounts in respect of Tax or group relief);

Intellectual Property means all intellectual property, including patents, trademarks, trade names, domain names, rights in designs, copyrights, moral rights, topography rights, rights in databases, trade secrets and know-how, in all cases whether or not registered or registrable and including registrations and applications for registration of any of these;

Last Accounts Date means 31 December 2010;

Law means any regulation, directive, law, act, statute, rule, ordinance, order, obligation, instruction, decree, judgement, award, court or arbitral sentence or, more generally, any rule of any kind whatsoever issued by any Governmental Entity (including any judicial or administrative interpretation thereof) as well as, with respect to employment, the applicable collective bargaining agreement (“convention collective”) and the employees benefit plans and programs and collective agreements in force within the Company.

LIBOR means:

(a)

the display rate per annum of the offered quotation for deposits in Euros for a period of one month which appears on Telerate 3750 (or such other page as the parties may agree) at or about 11.00am London time on the Due Date; or

(b)

if the display rate cannot be determined under paragraph (a) above, the rate determined as if the parties had specified that the rate for the Due Date will be determined on the basis of the rates at which deposits in Euros are offered by Lloyds TSB Bank plc at or about 11.00am London time on the Due Date to prime banks in the London Interbank Market for a period of one month commencing on the Due Date for amounts comparable to the Due Sum, and, for the purposes of this definition, Telerate Page 3750 means the display designated as Page 3750 on the Telerate Service (or such other pages as may replace Page 3750 on that service) or such other service as may be nominated by the British Bankers’ Association (including the Reuters Screen) as the information vendor for the purposes of displaying British Bankers’ Association Interest Settlement Rates for deposits in Euros;

Management Accounts means the unaudited monthly management accounts of the Company contained in the Folder B.1.2. of the Data Room;

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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30 January 2012

Net Asset Value means the “capitaux propres” of the Company as at 31 December, 2011, calculated in accordance with the provisions of Schedule 6 to this Agreement;

Objection Notice has the meaning given in paragraph 3 of Part C of Schedule 6;

Parent Company means any company which holds a majority of the voting rights in another company, or which is a member of another company and has the right to appoint or remove a majority of its board of directors or similar corporate body, or corporate officers, or which is a member of another company and controls a majority of the voting rights in it under an agreement with other members, in each case whether directly or indirectly through one or more companies;

Permitted Encumbrances means security interests arising in the ordinary course of business or by operation of law including security interests for Taxation and other governmental charges;

Price has the meaning given in clause 3.1;

Price Adjustments means the sum of (x), (y) and (z):

(x) the positive or negative difference between (i) 2.071.679 (26.396.679, i.e. Net Asset Value as at 31 December 2010, less 24.300.000, i.e. the amount of the Distribution, less 25.000) or 2.121.679 (2.096.679 plus 25.000) and (ii) the Net Asset Value calculated as per Schedule 6 to this Agreement,

(y) 8 x the amount by which the EBITDA Management Accounts is more than 6,100,000, or 8 x the amount by which the EBITDA Management Accounts is less than 5,900,000, and

(z) 8 x the positive difference between EBITDA Management Accounts and the French GAAP EBITDA if the French GAAP EBITDA is in excess of €150,000 higher than the EBITDA Management Accounts or 8 x the negative difference between the French GAAP EBIDTA and EBITDA Management Accounts if the French GAAP EBITDA is €150,000 lower than the EBITDA Management Accounts;

Proceeding means any request, suit, claim, dispute, action, litigation, conflict, investigation, tribunal or arbitral proceeding, condemnation, judgement, award, decree, enacted, initiated or pronounced by any person or Governmental Entity;

Proposed Transaction means the transaction contemplated by the Transaction Documents;

Purchaser Group means the Purchaser and its Affiliates from time to time;

Purchaser Obligation means any representation, warranty or undertaking to indemnify given by the Purchaser to the Seller under this Agreement;

Purchaser’s Bank Account means the account(s) as the Seller and Purchaser may agree in writing;

Relevant Party has the meaning given in clause 20;

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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30 January 2012

Relief includes, unless the context requires otherwise, any allowance, credit deduction, exemption or set-off in respect of Tax or relevant to the computation of any income, profit or gains for the purposes of any Tax or any repayment or saving of Tax (including any repayment supplement or interest in respect of Tax);

Representatives has the meaning given in clause 15.1(b);

Seller Group means the Seller and its Affiliates from time to time, excluding the Company;

Seller Obligation means any representation, warranty or undertaking to indemnify given by Seller to the Purchaser under this Agreement;

Seller’s Bank Account means the bank account held at Lloyds TSB Bank plc, City Office Gillingham, account name: Vita Industrial Euro account; sort code: 30-12-18; account number 86208332; BIC: LOYDGB2LCTY; IBAN: GB67 LOYD 3012 1886 2083 32 (and/or such other account(s) as the Seller and Purchaser may agree in writing);

Seller’s Knowledge shall mean the actual knowledge of Mr. Pierre Segol, Mr. Graham Maundrell, Mr. Philippe Lauwereys and Mr. Nigel Hay, after reasonable inquiry by such individuals;Shareholder Group means the Seller Group or the Purchaser Group, as the context requires;

Shares has the meaning given in recital (A);

Specific Accounting Treatments has the meaning given in paragraph 1(b)(i) of Part A of Schedule 6;

Subsidiary and Subsidiaries means any company in relation to which another company is its Parent Company;

Surviving Provisions means clauses 1 (Interpretation), 13 (Announcements), 14 (Confidentiality), 15 (Assignment), 17 (Costs and Registration Duties), 18 (Notices), 19 (Conflict with other agreements), 20 (Whole Agreement), 21 (Waiver, Rights and Remedies), 23 (Governing Law and Jurisdiction) and Schedule 7 (Definitions and Interpretation);

Tax and Taxation means direct or indirect taxation on income, profits and gains and all other taxes, levies, duties, imposts, charges and withholdings in the nature of taxation, including any corporate income, excise, property, value added, sales, transfer, business, customs, stamp, registration, employee related, franchise and payroll taxes and duties and any insurance or social security charges or contributions, (including any payroll-related charges and health, unemployment, family allowances, pension or retirement contributions), or any other charge in the nature of taxation, whether disputed or not, whether payable directly or by withholding (wherever imposed), including any interest thereon, and penalties, fines or additional amounts in relation, or attributable, thereto, and any payment made in or in relation thereto imposed by any local, municipal, state, federal or other governmental body or Governmental Entity in France and any part of the world, as well as all amounts payable pursuant to any agreement or arrangement with respect to Taxes, including any liability for the payment of any Tax (a) as a result of being a member of an affiliated, consolidated, combined or unitary tax group for any period, (b) by reason of any obligation to indemnify or otherwise assume or succeed to the liability of any other person for Taxes, including tax

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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30 January 2012

sharing, tax indemnity, tax allocation or similar agreement whether expressed or implied, and (c) by reason of transferee or successor liability, whether imposed by Law, contractual arrangement or otherwise

Tax Authority means any Tax or other authority, body or person (whether inside or outside France) competent to impose any liability to Tax;

Tax Statute means all legislation, directives, orders and regulations in force or coming into force from time to time providing for or imposing Tax;

Tax Transfer Form means the tax transfer form Cerfa no. 2759 in respect of the Shares;

Third Party means any person other than the Seller or the Purchaser;

Third Party Right means any interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement, or any agreement to create any of the above;

Transaction Documents means this Agreement, the Disclosure Letter, the Share Transfer Form and the Transfer Orders;

Transfer Order means the “ordre de mouvement”;

Warranties means the warranties given pursuant to clause 5 and set out in 0; and

Working Capital means the working capital of the Company comprising line items 7 to 13 on pages 56 to 58 of the Group Accounting Manual; for the avoidance of doubt, Working Capital will exclude Debt, Inter-Company Non-Trading Debt and Cash;

Interpretation

In this Agreement, unless the context otherwise requires:

(a)

references to a person shall be construed so as to include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality);

(b)	references to the parties shall mean the parties to this Agreement and party shall mean any one of them;

(c)	the headings are inserted for convenience only and shall not affect the construction of this Agreement;

(d)	the singular shall include the plural and vice versa;

(e)	references to one gender include all genders;

(f)	unless otherwise specifically provided in this Agreement, references to any monetary sum expressed in a Euro amount shall, where such sum is referable in whole or part to

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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30 January 2012

a particular jurisdiction, be deemed to be a reference to an equivalent amount in the local currency of that jurisdiction translated at the Exchange Rate at the relevant date specified in this Agreement; and

(g)	any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

Enactments

Except as otherwise expressly provided in this Agreement, any express reference to an enactment (which includes any legislation in any jurisdiction) includes references to:

(a)	that enactment as amended, consolidated or re-enacted by or under any other enactment before or after the date of this Agreement;

(b)	any enactment which that enactment re-enacts (with or without modification); and

(c)

any subordinate legislation (including regulations) made (before or after the date of this Agreement) under that enactment, as amended, consolidated or re-enacted as described in sub-paragraph or above, except to the extent that any of the matters referred to in paragraphs (a) to (c) occurs after the date of this Agreement and increases or alters the liability of any party under this Agreement.

Inconsistencies

Where there is any inconsistency between the definitions set out in this Schedule and the definitions set out in any clause or any other Schedule, then, for the purposes of construing such clause or Schedule, the definitions set out in such clause or Schedule shall prevail.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Private & Confidential

30 January 2012

EXHIBIT A

PART I

AMOUNTS FOR THE ESTIMATED/CALCULATION OF THE INITIAL PRICE

	September 30,	September 30,
Thousand Euros

3.2	Debt Free/Cash Free Price	48,000

3.2(a)(i)	Less Estimated Debt	0

	Less Estimated Inter-Company Non-Trading Payables	- 71

3.2(a)(ii)	Add Estimated Cash	+866

	Add Estimated Inter-Company Non-Trading Receivables	+8,380

3.2(a)(iii)	Less GE Debt	- 3,277

Total		+53,898

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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30 January 2012

EXHIBIT A

PART II

PAYMENTS AT CLOSING

	September 30,	September 30,
		Thousand Euros

3.2(a)	Initial Price	53,898

3.2(b)	GE Debt	+3,277

9.	Estimated Inter-Company Non-Trading Payables	+71

9.	Less Inter-Company Non-Trading Receivables	-8,380

Total cash		48,866

Total cash to be paid as follows:	Seller	45,589

	Company	3,277

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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30 January 2012

EXHIBIT A

PART III

DRAFT CLOSING STATEMENT

	September 30,	September 30,
Thousand Euros

3.1	Debt Free/Cash Free Price	48.000

3.1(a)(i)	Less Debt	[	•]

	Less Inter-Company Non-Trading Payables	[	•]

3.1(a)(ii)	Add Cash	[	•]

	Add Inter-Company Non-Trading Receivables	[	•]

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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30 January 2012

EXHIBIT B

French GAAP EBITDA Definition

(1) French GAAP EBITDA is equal to the amount set out in line GG (résultat d’exploitation) in the Company’s annual accounts, plus or minus the amount of the items listed below:

•	Plus Depreciation

•	Plus CVAE (in #55007 in Hyperion)

•	Less Participation

•	Plus Management Charges Group in French operating costs

•	Plus Management Charges Division in French operating costs

•	Plus GE Finance Costs in French Operating Costs

•	Plus FRS17 in French Operating Costs

•	Minus SORIE deducted from French Operating Cost

•	Less Discounts Allowed in Financial Costs

•	Plus discounts received

•	Prior Years Profits in French Exceptional

•	Gains on disposals and Misc. profits

•	Viagers in French Exceptional

•	Interests and VAT reassessments in French Exceptional

•	SHE Released through Provisions in French Books

•	Less (negative) portion included in Prior Years Taxes in Hyperion

(2) The French GAAP EBITDA for the year ended 31 December 2010 calculated on the basis of the above formula is the following:

September 30,
Résultat d’Exploitation	5 468 406

Plus Depreciation	273 481
Plus CVAE (in #55007 in Hyperion)	142 919
Less Participation	- 465 799
Plus Management Charges Group in French operating costs	106 033
Plus Management Charges Division in French operating costs	91 701
Plus GE Finance Costs in French Operating Costs	15 464
Plus FRS17 in French Operating Costs	23 060
Minus SORIE deducted from French Operating Cost	- 4 219
Less Discounts Allowed in Financial Costs	- 143 577
Plus discounts received	1 389

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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30 January 2012

September 30,
Prior Years Profits in French Exceptional	17 972
Gains on disposals and Misc. profits	531
Viagers in French Exceptional	- 26 568
Interests and VAT reassessments in French Exceptional	- 23 246
SHE Released through Provisions in French Books	67 622
Less (negative) portion included in Prior Years Taxes in Hyperion	16 851

French GAAP EBITDA for the year ended December 31, 2010	5,562,020

Items bridging French GAAP EBITDA and EBITDA Management Accounts:

September 30,
Sorie pensions cost ajustement post manacc	+ 5,571

Addition of stock provisions in France	+13,137

September 30,
(3) EBITDA Management Accounts for the year ended December 31, 2010	5,581,000

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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30 January 2012

EXHIBIT C

Examples of EBITDA Management Accounts and French GAAP EBITDA Price Adjustments

1) EBITDA Management Accounts Price Adjustements

If the EBITDA Management Accounts is finally determined as EUR 6,200,000, the difference between EUR 6,100,000 and EUR 6,200,000 is EUR 100,000. This is then multiplied by 8 and the Final Price is increased by an amount equal to EUR 800,000.

If the EBITDA Management Accounts is finally determined as EUR 5,865,000, the difference between EUR 5,900,000 and EUR 5,865,000 is EUR 35,000. This is then multiplied by 8 and the Final Price is reduced by an amount equal to EUR 280,000.

If the EBITDA Management Accounts is anywhere between EUR 5,900,000 and EUR 6,100,000 there shall be no price adjustment with respect to EBITDA Management Accounts.

2) French GAAP EBITDA Price Adjustment

a)

If the French GAAP EBITDA is finally determined as EUR 6,200,000, the difference between EUR 6,000,000 and EUR 6,200,000 is EUR 200,000. This is then multiplied by 8 and the Final Price is increased by an amount equal to EUR 1,600,000.

b)

If the French GAAP EBITDA is finally determined as EUR 5,820,000, the difference between EUR 6,000,000 and EUR 5,820,000 is EUR 180,000. This is then multiplied by 8 and the Final Price is reduced by an amount equal to EUR 1,440,000.

c)

If the French GAAP EBITDA is finally determined as EUR 6,300,000, the difference between EUR 6,000,000 and EUR 6,300,000 is EUR 300,000. This is then multiplied by 8 and the Final Price is increased by an amount equal to EUR 2,000,000 as, although EUR 300,000 multiplied by 8 equals EUR 2,400,000 the Parties have agreed to a cap on this Price Adjustment in accordance with paragraph 8 of Part E of Schedule 6 at EUR 2,000,000

d)

If the French GAAP EBITDA is finally determined as EUR 5,700,000, the difference between EUR 6,000,000 and EUR 5,700,000 is EUR 300,000. This is then multiplied by 8 and the Final Price is reduced by an amount equal to EUR 2,000,000 as, although EUR 300,000 multiplied by 8 equals EUR 2,400,000 the Parties have agreed to a cap on this Price Adjustment in accordance with paragraph 8 of Part E of Schedule 6 at EUR 2,000,000.

e)	If the French GAAP EBITDA is anywhere between EUR 5,850,000 and EUR 6,150,000 there shall be no price adjustment with respect to French GAAP EBITDA.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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30 January 2012

SCHEDULE 8

DEFINITIONS AND INTERPRETATION

Month Management Accounts

Profit & Loss Account

[ SCHEDULE REDACTED]

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Private & Confidential

30 January 2012

30 JANUARY 2012

VITA POLYMERES FRANCE SAS

ICO EUROPE B.V.

AGREEMENT

for the sale and purchase of ELIAN SAS

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Private & Confidential

30 January 2012